As filed with the Securities and Exchange Commission on April 28 , 2015
Registration No. 333-199826

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No.  5 to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DOMINOVAS ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	4911	20-5854735
(State of Incorporation)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

1395 Chattahoochee Ave.
Atlanta, GA 30318
Telephone 800-679-1249
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Nevada Agency and Transfer Company
50 W. Liberty St., Suite 880
Reno, NV 89501
Telephone 775-322-0626
(Address, including zip code, and telephone number,
including area code, of agent for service)

Please send copies of all communications to:

BRUNSON CHANDLER & JONES, PLLC
175 South Main Street, 15th Floor
Salt Lake City, Utah 84111
Telephone 801-303-5730
Email: chase@bcjlaw.com
(Address, including zip code, and telephone, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of securities to be registered	Amount of shares of common stock to be registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)

Common Stock, par value $0.001 per share	15,000,000	$.20	$3,000,000	$348.60

(1)
Consists of (i) up to 15,000,000 shares of common stock to be sold by Kodiak Capital Group, LLC (“Kodiak”) pursuant to an Equity Purchase Agreement dated October 10, 2014.  In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)
Based on the average of the high and low transactions prices on March 6, 2015. The shares offered, hereunder, may be sold by the selling stockholder from time to time in the open market, through privately negotiated transactions, or a combination of these methods at market prices prevailing at the time of sale or at negotiated prices.

(3)	Calculated under Section 6(b) of the Securities Act of 1933 as $.0001162 of the aggregate offering price.

We hereby, amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall, thereafter, become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED _______________, 2015

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

 Dominovas Energy Corporation
15,000,000 Common Shares

The selling stockholder identified in this prospectus may offer and sell up to 15,000,000 shares of its common stock, which will consist of up to 15,000,000 shares of common stock to be sold by Kodiak Capital Group, LLC (“Kodiak”) pursuant to an Equity Purchase Agreement dated October 10, 2014. If issued presently, the 15,000,000 shares of common stock registered for resale by Kodiak would represent 16.55% of our issued and outstanding shares of common stock as of February 28, 2015 . On October 27 2014, Kodiak received a one-time issuance of a $165,000 convertible Promissory Note as a commitment fee for the Equity Purchase Agreement (see exhibit 10.10).

The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

We will not receive any proceeds from the sale of the shares of our common stock by Kodiak or any of the other selling stockholders. However, we will receive proceeds from our initial sale of shares to Kodiak pursuant to the Equity Purchase Agreement. We will sell shares to Kodiak at a price equal to 80% of the closing bid price for our common stock during the five consecutive trading day period beginning on the date on which we deliver a Put Notice to Kodiak. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses applicable to the sale of their shares.

Kodiak is an underwriter within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our common stock is traded on OTC Markets under the symbol “DNRG”. On March 6, 2015, the last reported sale price for our common stock was $0.30 per share.

Prior to this offering, there has been a very limited market for our securities. While our common stock is on the OTC Bulletin Board, there has been negligible trading volume. There is no guarantee that an active trading market will develop in our securities.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________, 2015

Table of Contents

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Summary Information	3

Risk Factors	5

Dilution	17

Selling Shareholder	17

Plan Of Distribution	21

Legal Proceedings	23

Directors, Executive Officers, Promoters, And Control Persons	23

Security Ownership Of Certain Beneficial Owners And Management	26

Description Of Securities	26

Interest Of Named Experts	28

Disclosure Of Commission Position On Indemnification For Securities Liabilities	28

Description Of Business	28

Management’s Discussion And Analysis Of Financial Condition And Results Of Operations	33

Certain Relationships And Related Transactions	39

Market For Common Equity And Related Stockholder Matters	40

Executive Compensation	42

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure	44

Financial Statements Index	F-1

We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations, and prospects may have changed since those dates. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.

In this prospectus, “Dominovas” the “Company,” “we,” “us,” and “our” refer to Dominovas Energy Corporation, a Nevada corporation.

SUMMARY INFORMATION

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes under the Financial Statements prior to making an investment decision.

Company Organization

Dominovas Energy Corporation (“us”, “we” or “our”) is a Nevada corporation with an inception date of October 16, 2003. We are in the business of developing fuel cell / alternative energy projects internationally. Our principal executive office is located at 1395 Chattahoochee Avenue in Atlanta, GA, 30318.  Our telephone number is 800-679-1249.

Business

Dominovas Energy Corporation is platformed to generate and sell electricity on a multi-megawatt scale by way of the commercial production of its Solid Oxide Fuel Cell (SOFC) technology known as the RUBICON™.  The Company prides itself in being a responsible “Energy Solutions Provider.”  It also realizes that a technologically-advanced energy solution will support the overall economic development and growth of emerging markets in need of efficient, reliable, and clean energy production.

Our mandate is to implement solutions that will enable countries to minimize risk to their environment, while maximizing the opportunities using NextGen technology which is essential for optimal energy production, distribution and use.  Its commitment extends to the maximization and adroit deployment of intellectual and human capital in partnership with governments of its nation clients.

Dominovas Energy Corporation, in concert with its venerable OEM partners, is striving to become “THE” leading fuel cell manufacturer in the world.  Additionally, Dominovas Energy, as an industry leader and in concert with our OEM partners, is anticipatory of a becoming the “Go-to” disruptive technology.

The RUBICON™ by design will be a highly efficient, combustion-less, and virtually pollution free energy source that will provide electricity to power a wide array of applications via either a distributed power application or as deployed directly to the grid.  On a grand scale, the technology can be factored and scaled to provide power to entire cities.  In principle, a fuel cell is an electrochemical device that operates like a battery.  However, unlike a battery, a fuel cell requires re-fueling, not recharging.  The RUBICON™ as designed will use fuel, principally hydrogen extracted from natural gas, propane, or other hydro-carbon based fuels along with oxygen extracted from air — to produce electricity.  The RUBICON™ will produce energy in the form of electricity and heat as long as there is a constant fuel source.  The RUBICON™ works simply – it has minimal moving parts and operates silently with water, heat, and minimal by-products.

The RUBICON™ as a device will combine hydrogen and oxygen to produce electricity, heat and water. It is different from a combustion driven generator since the hydrogen and oxygen are not allowed to burn, but instead are allowed to combine electrochemically.  Without combustion, the RUBICON™ is able to produce low amounts of harmful oxides of nitrogen and sulfur dioxide.  The RUBICON™ additionally by design is a direct energy conversion device, there are no intermediate mechanical or thermal processes and therefore it is inherently more efficient than an engine or steam driven generator.

For the fiscal year ending August 31, 2014, we had a net loss of $1,346,173 and for the six months ending February 28, 2015, we had a net loss of $738,829.

For the fiscal year ending August 31, 2014, we raised an aggregate of $174,817 from the sale of our common stock. For the six months ending February 28, 2015, we raised 23,200 from the sale of common stock. We used the proceeds of these offerings for working capital.

Kodiak Equity Purchase Agreement and Registration Rights Agreement

This prospectus includes the resale of up to 15,000,000 shares of our common stock by Kodiak. Kodiak will obtain our common stock pursuant to the Equity Purchase Agreement entered into by Kodiak and us, dated October 10, 2014. On October 27, 2014, Kodiak received a one-time issuance of a $165,000 convertible Note as a commitment fee for the investment. (see exhibit 10.10)

Summary of the Offering

Shares currently outstanding:	90,748,439 common shares.

Shares being offered:
The selling stockholder identified in this prospectus may offer and sell up to 15,000,000 shares of our common stock, which will consists of up to 15,000,000 shares of common stock to be sold by Kodiak pursuant to the Equity Purchase Agreement. If issued presently, the 15,000,000 shares of common stock registered for resale by Kodiak would represent 16.55% of our issued and outstanding shares of common stock as of  February 28, 2015 .

Offering Price per share:
The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of Proceeds:
We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. However, we will receive proceeds from our initial sale of shares to Kodiak, pursuant to the Equity Purchase Agreement. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts, commissions, or equivalent expenses applicable to the sale of their shares.

OTC Markets Symbol:	DNRG

Risk Factors:	See “Risk Factors” beginning on page 7 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Financial Summary

The tables and information below are derived from our audited financial statements for the period from October 16, 2003 (Inception) to February 28, 2015 and our audited consolidated financial statements for the 12 months ended August 31, 2014. Our Total Stockholder’s Deficit as of August 31, 2014 was ($509,368) and ($1,211,497) as of February 28, 2015 .  As of August 31, 2014, we had cash on hand of $5,096 and $0 as of February 28, 2015 .

 Financial Summary

	6-Months Ended	Year End
	February 28,	August 31,
	2015	2014

Cash	$-	$5,096
Total Assets	15,410	37,037
Total Liabilities	1,226,907	546,405
Total Stockholder’s Equity (Deficit)	$(1,211,497)	$(509,368)

Statement of Operations

	6-Months Ended	Year End
	February 28,	August 31,
	2015	2014

Revenue	$-	$-
Total Expenses	(738,829)	(1,346,172)
Net Loss for the Period	$(738,829)	$(1,346,172)
Net Loss per Share	$(0.01)	$(0.01)

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.

Risk Related To Our Capital Stock

Company Organization

Dominovas Energy Corporation (“us”, “we” or “our”) is a Nevada corporation with an inception date of October 16, 2003.  We are in the business of developing fuel cell / alternative energy products for use worldwide.  Our principal executive office is located at 1395 Chattahoochee Avenue in Atlanta, GA, 30318.   Our telephone number is 800-679-1249.

Business Overview

Our operations to date have been devoted primarily to start-up and development activities, which include marketing activities, intended to form relationships with potential joint venture partners and host governments, as well as with the suppliers, OEMs, and vendors of components of our fuel cell systems.  We are also developing a proprietary system to be used in the managing of our fuel management systems.  We currently have several fuel cell projects in the late stages of planning and development.

From the inception on October 16, 2003, until the date of this filing we had no revenues.  For the fiscal year ending August 31, 2014, we had a net loss of $1,346,172 and for the six months ending February 28, 2015 , we had a net loss of $738,829 .  From inception to February 28, 2015 , we had a net loss of $7,294,056 .

RISK FACTORS ASSOCIATED WITH OUR COMPANY

BECAUSE WE MAY NEVER EARN REVENUES FROM OUR OPERATIONS, OUR BUSINESS MAY FAIL AND INVESTORS MAY LOSE ALL OF THEIR INVESTMENT IN OUR COMPANY.

In addition to other information in this current report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition.  As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements.  Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition.  If any such risks occur, our business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

We have no history of revenues from operations.  We have yet to generate positive earnings and there can be no assurance we will ever operate profitably. Our company has a limited operating history and has yet to launch its first commercial product.  The success of our company is significantly dependent on uncertain events, with respect to supply chain, system development, and operation of the system on the scale we currently envision.  If our business plan is not successful and we are not able to operate profitably, our stock may become worthless and investors may lose all of their investment in our Company.  Should any of the following material risks occur, our business may experience catastrophic and unrecoverable losses, as said risks may harm our current business operations, as well as any future results of operations, resulting in the trading price of our common stock declining and a partial or complete loss of your investment.  It is important to note these risks are not the only ones we face.  Additional risks not presently known or that we currently consider to be immaterial may also impair our business operations and trading price of our common stock.

Generation of Revenue and Profitability.

Dominovas Energy Corporation is an early stage company with no prior experience in developing Solid Oxide Fuel Cells.  We have incurred losses, anticipate continuing to incur losses, and might never achieve or maintain profitability.  Since inception, we have incurred aggregate net losses of $7,294,056 from operations.  We can offer no assurance that we will ever operate profitably or that we will generate positive cash flow in the future.  To date, we have not generated any revenues from our operations. Our history of losses and no revenues raise substantial doubt about our ability to continue as a going concern.  We will not be able to generate significant revenues in the future.  As a result, our management expects the business to continue to experience negative cash flow for the foreseeable future and cannot predict when, if ever, our business might become profitable.

We have not achieved profitability in any quarter since our formation and we may continue to incur such net losses until such time as we can produce sufficient revenue to cover our costs.

We cannot guarantee now, nor if we will ever, operate profitably.  To achieve profitability, our management must successfully execute our goals and objectives that lead to profitability through the emerging markets we have selected for deployment of the RUBICON™, given we are able to receive the correct fuel stock for operations in the market, which will be needed to sustain a profit model that includes growth and cost efficient operations.  We must continue to shorten significant sales cycles to be able to sustain the production levels necessary for adequate maturing of the supply chain and be prepared to react as required to competition within our markets to ensure a stronghold, once established.

If we are not able to successfully achieve these steps, we may never realize our goal of profitably, and, if we are so fortunate to achieve profitability, we may not be able to sustain or increase our profitability in the future.

We may require additional capital funding and such capital may not be available to us at the time we need it or not at any time.

Our cash requirements relate primarily to the working capital needed to facilitate the operations of the company. The long term nature of our sales cycle can require long lead times between application design, order booking and product fulfillment. Additionally, our business model only requires the client to pay for the electricity generated, which places a significant burden on us to finance the build of the systems that will deliver the electricity to the client. Our growth strategy assumes that financing will be available to us for the execution and fulfilment of the orders we expect to receive. Financial market issues may delay, cancel, or possibly restrict the manufacturing budgets and funds necessary to complete our business operations.

Our ability to achieve profitability and meet future liquidity needs and capital requirements will depend upon numerous factors, including the timing and quantity of product orders and shipments, the timing and amount of our operating expenses; the timing and costs of working capital needs; the timing and costs of building a sales base; the timing and costs of developing marketing and distribution channels; the timing and costs of product service requirements; the timing and costs of hiring and training product staff; the extent to which our products gain market acceptance; the timing and costs of product development and introductions; the extent of our ongoing and any new research and development programs; and changes in our strategy or our planned activities.

We expect we may require significant additional capital to fund and expand our future operations.  In the event our operating expenses are higher than anticipated or the gross margins of the RUBICON™ are not as forecasted, we may need to seek alternative measures to conserve our liquidity or raise additional capital to meet our operating needs.  This may include but would not be limited to: reductions in discretionary expenses, debt and equity financing alternatives, and the possibility of selling the Company.

If, however, we are unable to fund our operations and, therefore, would not be able to sustain future operations or support the manufacturing of additional systems, we may be required to delay, reduce and/or cease our operations and/or seek bankruptcy protection.

We cannot assure anyone with any degree of certainty that any necessary additional financing will be available on terms favorable to us, now or at any point in the future.  It may be a significant challenge to raise additional funds and there can be no assurance as to the availability of additional financing or the terms upon which additional financing may be available. Even if we raise sufficient capital through additional equity or debt financings, strategic alternatives or otherwise, there can be no assurance the revenue or capital infusion will be sufficient to enable us to develop our business to a level where it will be profitable or generate positive cash flow.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, and these newly issued securities may have rights, preferences or privileges senior to those of existing stockholders; and if we incur additional debt, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, thus limiting funds available for our business activities. The terms of any debt securities issued could also impose significant restrictions on our operations.

If we and our suppliers cannot obtain financing under favorable terms, and our clients are not able to receive the requisite guarantees for payment to us, our business may be negatively impacted.

Market Volatility.

As a result of market volatility in the U.S. and in international stock markets since 2008, a high degree of uncertainty has been seen in the markets and this may result in an increase in the return required by investors, with respect to their expectations for the financing of our projects.

Current and ongoing global conditions could lead to an extended recession in the U.S. and around the world.  We currently have no revenue producing assets, which may have a materially adverse impact on our business and financial conditions and results, which places our investors at risk.

Capital and credit markets continue to be unpredictable and the availability of funds from those markets is extremely uncertain.  Further, arising from concerns about the stability of financial markets generally and the solvency of borrowers specifically, the cost of accessing the credit markets has increased as many lenders have raised interest rates, enacted tighter lending standards or altogether ceased to provide funding to borrowers.

Due to these capital and credit market conditions, we cannot be certain that funding will be available to us in amounts or on terms that we believe are acceptable.

The market price of our common stock may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on the OTC Capital Market.  Market conditions may result in volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, our common stock and sales of substantial amounts of our common stock in the market, in each case being unrelated or disproportionate to changes in our operating performance.

The overall weakness in the economy has recently contributed to the extreme volatility of the markets which may have an effect on the market price of our common stock. Our stock price has been and could remain volatile, which could further adversely affect the market price of our stock, our ability to raise additional capital and/or cause us to be subject to securities class action litigation.

Our ability to develop and commercialize the RUBICON™, our quarterly operating results, announcements of new markets by us or our competitors, our perceived prospects, changes in securities’ analysts’ recommendations or earnings estimates, changes in general conditions in the economy or the financial markets, adverse events related to our strategic relationships, significant sales of our common stock by existing stockholders, including one or more of our strategic partners, and other developments affecting us or our competitors could cause the market price of our common stock to fluctuate substantially.  Additionally, in recent years, the stock market has experienced significant price and volume fluctuations.  This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our common stock.  Such market price volatility could adversely affect our ability to raise additional capital.

We may also be subject to additional securities class action litigation as a result of volatility in the price of our common stock, which could result in substantial costs and a significant diversion of management’s time and attention and intellectual and capital resources and could harm our stock price, business, prospects, results of operations.

Sales of a significant number of shares of our common stock could depress the market price of our common stock.  As also sales of a substantial number of shares of our common stock in the public market could occur at any time.  These sales, or the market perception that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.  Should industry analysts choose not to publish or any time discontinue reporting on us, our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.  Also, the trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline.

Limited Management and Manufacturing Expertise.

We do not have extensive experience in manufacturing and marketing our products and, as a result, we may not be able to achieve commercialization of our products on the timetable we anticipate, or at all.

We have limited experience manufacturing fuel cell products on a commercial basis.

Our management team has had limited public company management experience or responsibilities, which could impair our ability to comply with legal and regulatory requirements such as the SARBANES-OXLEY ACT OF 2002 and applicable federal securities laws, including filing required reports and other information required on a timely basis.  It may be expensive to implement and effect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations, and we may not have the resources to do so.  Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

We do not know at this time if the plan so envisioned by the Company’s management will ever come to completion, based on its limited expertise in the field.

Significant Barriers to the Proliferation of a Commercial Fuel Cell Product.

If we are successful in developing and executing the manufacturing processes designed and planned for deployment and installation, we do not know whether we will do so in time to meet our product commercialization schedule or to satisfy the requirements of our customers.  That being considered, if we are unable to sustain a viable commercial market for our products, that failure would have a material adverse effect on our business, prospects, financial condition and results of operations.  In addition to that, our purchase orders may not ship, be commissioned or installed, or convert to revenue, and our pending orders may not convert to purchase orders, which may have a material adverse effect on our revenue and cash flow.

The sales cycle is generally a year from start to finish, and may also take anywhere from 18 to 24 months before product delivery.  This allows for significant time for any number of things to happen over the course of time from order to delivery.  There may also be product redesign or modification requirements that must be satisfied prior to shipment of the RUBICON™.  If the redesigns or modifications are not completed, some or all of our orders may not ship or convert to revenue.

Some conditions or contingencies that are out of our control may include, but are not limited to, government tax policy, government funding programs, and government incentive programs.  Additionally, there may also be conditions and contingencies that extend for several years, which could have an adverse impact on our revenue and cash flow.

Through the design and engineering phase, we anticipate there may be significant quality control issues that must be overcome prior to system delivery, which will lead to delays in our revenue generation.

The raw materials on which our products rely may not be readily available or available on a cost-effective basis.  Any shortages, thereof, could adversely affect our ability to produce commercially viable RUBICON™ systems and significantly raise our cost of producing them.

The RUBICON™ is exclusively dependent on hydrogen in its pure form or as extracted from hydrocarbons such as diesel, methane, or natural gas.  We are therefore inherently dependent on fuel suppliers to deliver their product to us on time to allow for continuous operations.  Without this fuel source, the RUBICON™ will cease to operate and we lose our ability to generate revenue.

Because the supply chain for the fuel cell industry as a whole is not mature, the cost to manufacture is very steep and severely limits the number of markets we can target for introduction of the system.  If we are unable to successfully complete the development of the RUBICON™ with respect to price, reliability and longevity, customers will be not likely to choose our system for their energy generation needs.  The profitability of our products depends largely on material and manufacturing costs; and we cannot guarantee we will be able to lower these costs to the level where we will be able to produce a competitive product or that any product produced using lower cost materials and manufacturing processes will not suffer from a reduction in performance, reliability and longevity.

However, a market for the RUBICON™ may never develop or may take longer to develop than we anticipate.  We believe we have identified viable markets for the system, however, it is still looked upon in many market segments as a new technology.  If a sizable market fails to develop or develops more slowly than we anticipate, we will be limited in our overall growth and revenue generating capability.

If the overall cost of the system does fall and given our limited market base, we may experience great difficulty in continuing operations.  We have a select target market based on key indicators, but with so few potential clients, any shift in demand or the loss of any clients or a significant loss, reduction or rescheduling of orders from any of these clients, would have a material adverse effect on our business, financial condition and results of operations.  And, if we are unable to broaden our customer base and expand relationships with potential customers, our business will continue to be impacted by unanticipated demand fluctuations.

It is imperative that we always be able to establish or maintain relationships with our OEM partners for the delivery of the system on time and on budget.  Should these relationships fail, the results may be significant to the revenue generation models.  In fact, we may need to identify additional relationships to ensure supply chain management efficiency.  We may also require partners to assist in the sale, servicing and supply of components for our current products and anticipated products, which are in development.  If we are unable to identify or enter into satisfactory agreements with potential partners, including those relating to the supply, distribution, service and support of our current products and anticipated products, we may not be able to complete our product development and commercialization plans on schedule or at all.

We may also need to scale back these plans in the absence of needed partners, which could adversely affect our future prospects for development and commercialization of future products.  We have not yet entered into relationships with all suppliers of the key components suppliers we will need for the fulfillment of the system, nor do we know at what point we will have secured all the requisite partners.  Additionally, the agreements governing our current relationships allow for termination by our partners under certain circumstances, some of which are beyond our control.  If any of our current strategic partners were to terminate any of its agreements with us, there could be significant materially adverse impact on the continued development and profitable commercialization of our products and the operation of our business and profitability.  As a result, we are not able to assure you we will successfully meet our commercialization schedule in the future, if at all.

The profitable commercialization of our products depends on our ability to reduce the costs of our components and subsystems, and we cannot assure you that we will be able to sufficiently reduce these costs.  Additionally, the profitable commercialization of our products requires achievement and verification of their overall reliability, efficiency and safety targets, and we cannot assure you we will be able to develop, acquire or license the technology necessary to achieve these targets.

We cannot be sure that our products will last to their expected useful life, which could result in replacement costs and servicing expenditures that we have not budgeted, thereby impacting the Company’s overall profitability.

In some markets we may also be inhibited by utility companies that may resist adoption of distributed generation fuel cell plants as the power plants are disruptive to the utility business model, that primarily utilize large central generation power plants and associated transmission and distribution. Additionally, perceived technology risk may limit interest in stationary fuel cell power plants.

Utility companies have been known to charge fees to larger, industrial customers for disconnecting from the electric grid or for having the capacity to use power from the electric grid for back up purposes. Where applicable, this may make our products less desirable, thereby harming our business prospects, results of operations and financial condition.

Several U.S. states have created and/or adopted, or are in the process of creating or adopting, their own interconnection regulations covering both technical and financial requirements for interconnection to utility grids. Depending on the complexities of the requirements, installation of our systems may become burdened with additional costs that might have a negative impact on our ability to install our systems.

Competitive Market for Energy Generation.

The markets for energy products are intensely competitive.  Many of our competitors in the fuel cell sector and in more traditional technologies are much larger than we are and may have the manufacturing, marketing and sales capabilities to complete research, development and commercialization of profitable, commercially viable products more quickly and effectively than we are able to execute the same.  Many companies engaged in all areas of traditional and alternative energy generation, including, among others, major electric, oil, chemical, natural gas, battery, generator and specialized electronics firms.  These firms are engaged in forms of power generation such as solar and wind power, reciprocating engines and micro turbines, advanced battery technologies, generator sets, fast charged technologies and other types of fuel cell technologies. Many of these entities have substantially greater financial, research and development, manufacturing and marketing resources than us.

A supplier’s failure to develop and supply components in a timely manner or at all, or to develop or supply components that meet our quality, quantity or cost requirements, or our inability to obtain substitute sources of these components on a timely basis or on terms acceptable to us, could harm our ability to manufacture our products. In addition, to the extent that our supply partners use technology or manufacturing processes that are proprietary, we may be unable to obtain comparable components from alternative sources.

We must keep up with rapid technological change to remain competitive in a rapidly evolving industry.  It will be up to us to continue to reinvest in our Company to make certain the latest technological advances in the industry and beyond the industry are employed to best serve the profitability of the Company and the best product we can deliver to our clients.  Should we fail to develop products and new systems that satisfy customer preferences in a timely and cost-effective manner, our ability to renew our contracts with existing customers and our ability to create or increase demand for our products will be harmed.

Functioning in International Markets.

There are inherent risks that come along with our desire and plans to market, distribute and service the RUBICON™ internationally.

We have limited experience developing and manufacturing our products to comply with the commercial and legal requirements of international markets.  Therefore, our success in international markets will depend, in part, on our ability and that of our partners to secure relationships with foreign persons that have the relationships and ability to assist us in meeting foreign regulatory and commercial requirements.  Additionally, the international operations we envision are subject to other inherent risks, including potential difficulties in enforcing contractual obligations and intellectual property rights in foreign countries and fluctuations in currency exchange rates.  And ultimately, to the extent our operations and assets are located in foreign countries, they are potentially subject to nationalization actions over which we would lose control.

Despite measures we intend to implement during the contract phase, we realize doing business in foreign markets requires us to be able to respond to rapid changes in market, legal, and political conditions in these countries.  As we expand in international markets, we may face numerous challenges, including unexpected changes in regulatory requirements, potential conflicts or disputes that countries may have to deal with, fluctuations in currency exchange rates, longer accounts receivable requirements and collections, difficulties in managing international operations, potentially adverse tax consequences, restrictions on repatriation of earnings and the burdens of complying with a wide variety of international laws.  Any one or all of these factors could adversely affect our results of operations and financial condition.

As an exporter, we must comply with various laws and regulations relating to the export of products, services and technology from the U.S. and other countries having jurisdiction over our operations. We are subject to export control laws and regulations, including the International Traffic in Arms Regulation “ITAR”, the Export Administration Regulation “EAR”, and the Specially Designated Nationals and Blocked Persons List, which generally prohibit U.S. companies and their intermediaries from exporting certain products, importing materials or supplies, or otherwise doing business with restricted countries, businesses or individuals, and require companies to maintain certain policies and procedures to ensure compliance. Under these laws and regulations, U.S. companies may be held liable for their actions and actions taken by their strategic or local partners or representatives. If we, or our intermediaries, fail to comply with the requirements of these laws and regulations, or similar laws of other countries, governmental authorities in the United States or elsewhere, as applicable, could seek to impose civil and/or criminal penalties, which could damage our reputation and have a material adverse effect on our business, financial condition and results of operations.

We also recognize we are also subject to registration under the U.S. State Department’s Directorate of Defense Trade Controls (“DDTC”). Due to the nature of certain of our products and technology, we must obtain licenses or authorizations from various U.S. Government agencies such as DDTC or DOE, before we are permitted to sell such products or license such technology inside the U.S. We can give no assurance that we will be able to be successful in obtaining the necessary licenses or authorizations or that certain sales will not be prevented or delayed. Any significant impairment of our ability to deploy our technology outside of the U.S. could negatively impact our results of operations, financial condition or liquidity.

Litigation Potential.

There is the potential that we could be party to contract disputes for which an adverse outcome could result in us incurring significant expenses, being liable for damages, and subject to indemnification claims.  It should also be understood that from time to time, we may be subject to contract disputes or litigation.  In connection with any disputes or litigation in which we are involved, we may be forced to incur costs and expenses in connection with defending ourselves or in connection with the payment of any settlement or judgment or compliance with any injunctions in connection, therewith, if there is an unfavorable outcome.  The expense of defending litigation may be significant, as is the amount of time to resolve lawsuits unpredictable and defending ourselves may divert management’s attention from the day-to-day operations of our business, which could adversely affect our business, results of operations, financial condition and cash flows.  Additionally, an unfavorable outcome in any such litigation could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Product liability or defects could also negatively impact our results of operations.  The risk of product liability claims and associated adverse publicity is inherent in the development, manufacturing, marketing, and sale of fuel cell products.  Any liability for damages resulting from malfunctions or design defects could be substantial and could materially adversely affect our business, financial condition, results of operations and prospects.

Also, a well-publicized problem (actual or perceived) could adversely affect the market’s perception of our product, resulting in a decline in demand for our product and could divert the attention of our management, having a materially adverse effect our business, financial condition, results of operations and prospects.

Retaining Key Personnel and Internal Control.

Our future plans could be harmed if we are unable to attract or retain key personnel; and our future success will depend, in part, on our ability to attract and retain qualified management and technical personnel.  Equally, our success depends on the ability of our management and employees to interpret market and geological data correctly and to interpret and respond to economic market and other conditions in order to locate and adopt appropriate investment opportunities, monitor such investments, and ultimately, if required, to successfully divest such investments.  Further, no assurance can be given that our key personnel will continue their association or employment with us or that replacement personnel with comparable skills can be found. We have sought to and will continue to ensure that management and any key employees are appropriately compensated; however, their services cannot be guaranteed. If we are unable to attract and retain key personnel, our business may be adversely affected.

We do not know whether we will be successful in hiring or retaining qualified personnel, and our inability to hire qualified personnel on a timely basis, or the departure of key employees, could materially and adversely affect our development and profitable commercialization plans, our business prospects, results of operations, and financial condition.

Should we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud, which could harm our brand and operating results.

Our compliance with the annual internal control report requirement for each fiscal year will depend on the effectiveness of our financial reporting and data systems and controls.  Inferior internal controls could cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock and our access to capital. In addition, our internal control systems rely on people trained in the execution of the controls.  Loss of these people or our inability to replace them with similarly skilled and trained individuals or new processes in a timely manner could adversely impact our internal control mechanisms.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members and officers.  Compliance with these rules and regulations increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources.

Accounting Procedures.

The methods, estimates, and judgments we use in applying our accounting policies have a significant impact on our results of operations.  Such methods, estimates and judgments are, by their nature, subject to substantial risks, uncertainties and assumptions, and factors may arise over time that could lead us to reevaluate our methods, estimates and judgments.

As we gain experience in future periods, management will continue to reevaluate its estimates for contract margins, service agreements, loss reserves, warranty, performance guarantees, liquidated damages and inventory reserves.  Changes in those estimates and judgments could significantly affect our results of operations and financial condition.  We may also adopt changes required by the Financial Accounting Standards Board and the Securities and Exchange Commission.

Intellectual Property Rights.

We may not be able to protect important intellectual property and we could incur substantial costs defending against claims that our products infringe on the proprietary rights of others.  Our ability to compete effectively will depend, in part, on our ability to protect our proprietary system-level technologies, systems designs, and manufacturing processes.

We will rely on patents, trademarks, and other policies and procedures related to confidentiality to protect our intellectual property. However, some of our intellectual property is not covered by any patent or patent application.  We could incur substantial costs in prosecuting or defending patent infringement suits or otherwise protecting our intellectual property rights.  While we have attempted to safeguard and maintain our proprietary rights of ourselves and our partners, we do not know whether we have been or will be completely successful in doing so.  Moreover, patent applications and enforcement, thereof, filed in foreign countries may be subject to laws, rules and procedures that are substantially different from those of the United States, and any resulting foreign patents may be difficult and expensive to enforce.   We could incur substantial costs in prosecuting or defending trademark infringement suits.

Further, our competitors may independently develop or patent technologies or processes that are substantially equivalent or superior to ours.  In the event we are found to be infringing third party patents, we could be required to pay substantial royalties and/or damages, and we do not know whether we will be able to obtain licenses to use such patents on acceptable terms, if at all.

Failure to obtain needed licenses could delay or prevent the development, manufacture, or sale of our products, and could necessitate the expenditure of significant resources to develop or acquire non-infringing intellectual property.

Asserting, defending and maintaining our intellectual property rights could be difficult and costly and failure to do so may diminish our ability to compete effectively and may harm our operating results.  As a result, we may need to pursue legal action in the future to enforce our intellectual property rights, to protect our trade secrets and domain names, and to determine the validity and scope of the proprietary rights of others.  If third parties prepare and file applications for trademarks used or registered by us, we may oppose those applications and be required to participate in proceedings to determine the priority of rights to the trademark.

Similarly, competitors may have filed applications for patents, may have received patents and may obtain additional patents and proprietary rights relating to products or technology that block or compete with ours.  We may have to participate in interference proceedings to determine the priority of invention and the right to a patent for the technology.

Litigation and interference proceedings, even if successful, are expensive to pursue and time consuming, and we could use a substantial amount of our financial resources in either case.

Confidentiality agreements to which we are party may be breached, and we may not have adequate remedies for any breach.  Also, our trade secrets may also be known without breach of such agreements or may be independently developed by competitors.  Inability to maintain the proprietary nature of our technology and processes could allow our competitors to limit or eliminate any competitive advantages we may have.

As part of our business strategy, we intend to consider acquisitions of companies, technologies and products that we believe could improve our ability to compete in our core markets or allow us to enter new markets.  Acquisitions, involve numerous risks, any of which could harm our business, including, difficulty in integrating the technologies, products, operations and existing contracts of a target company and realizing the anticipated benefits of the combined businesses; difficulty in supporting and transitioning customers, if any, of the target company; inability to achieve anticipated synergies or increase the revenue and profit of the acquired business; potential disruption of our ongoing business and distraction of management; the price we pay or other resources that we devote may exceed the value we realize; or the value we could have realized if we had allocated the purchase price or other resources to another opportunity and inability to generate sufficient revenue to offset acquisition costs.

If we finance acquisitions by issuing equity securities, our existing stockholders may be diluted; and as a result, if we fail to properly evaluate acquisitions or investments, we may not achieve the anticipated benefits of any such acquisitions, and we may incur costs in excess of what we anticipate.

Potential Risk for the Environment.

Our business system has the potential to expose us and others to the risk of harmful substances escaping into the environment, potentially resulting in personal injury or loss of life, damage to or destruction of property, and natural resource damage. Depending on the nature of the claim, our insurance policies may not adequately reimburse us for costs incurred in settling environmental damage claims; and in some instances, we may not be reimbursed at all. Our business is subject to numerous federal, state, and local laws and regulations that govern environmental protection and human health and safety. We believe our business is operating and will always operate in compliance in all material respects with applicable environmental laws. However these laws and regulations change frequently and it is reasonable to expect additional and more stringent changes in the future.

Our operations may not comply with future laws and regulations and we may be required to make significant unanticipated capital and operating expenditures.  Should we fail to comply with applicable environmental laws and regulations, governmental authorities may seek to impose fines and penalties on us or attempt to revoke or deny the issuance or renewal of operating permits and private parties may seek damages from us.  Under those circumstances, we might be required to curtail or cease operations, conduct site remediation, or other corrective action, or pay substantial damage claims.

Our business system also exposes us to potential product liability claims that are inherent in products that use hydrogen.  Our products utilize hydrocarbons and convert these fuels internally to hydrogen which is used by the RUBICON™ to generate electricity.  The fuels we use are combustible and may be toxic.  It is also important to mention, the RUBICON™ operates at temperatures approaching 800 degrees Celsius, which could expose us to potential liability claims.  Although we will have incorporated a robust design and redundant safety features in our systems and will have established comprehensive safety, maintenance, and training programs, follow third-party certification protocols, codes and standards, and will not store hydrogen at our power plants, we cannot guarantee that there will not be accidents.  Any accidents involving our product could materially impede widespread market acceptance and demand for our products.  In addition, we might be held responsible for damages beyond the scope of our insurance coverage.  We also cannot predict whether we will be able to maintain adequate insurance coverage on acceptable terms.

RISKS ASSOCIATED WITH OUR COMMON STOCK

IF WE ISSUE ADDITIONAL SHARES IN THE FUTURE, IT WILL RESULT IN THE DILUTION OF OUR EXISTING SHAREHOLDERS.

Our certificate of incorporation authorizes the issuance of up to 200,000,000 shares of common stock with a par value of $0.001. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will result in a reduction of the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

TRADING ON THE OTC BULLETIN BOARD MAY BE VOLATILE AND SPORADIC, WHICH COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK AND MAKE IT DIFFICULT FOR OUR STOCKHOLDERS TO RESELL THEIR SHARES.

Our common stock is quoted on the OTC Bulletin Board service of the Financial Industry Regulatory Authority ("FINRA"). Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like the American Stock Exchange. Accordingly, our shareholders may have difficulty reselling any of their shares.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND FINRA'S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

FINRA SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission (see above for a discussion of penny stock rules), FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

RISKS RELATED TO THE OFFERING

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the Kodiak Capital Group Equity Purchase Agreement.

The sale of our common stock to Kodiak Capital Group, LLC in accordance with the Equity Purchase Agreement may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our Put options, the more shares of our common stock we will have to issue to Kodiak Capital Group LLC in order to exercise a Put under the Equity Purchase Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The issuance of shares pursuant to the Kodiak Equity Purchase Agreement may have a significant dilutive effect.

Depending on the number of shares we issue pursuant to the Kodiak Equity Purchase Agreement, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the Equity Purchase Agreement will vary based on our stock price (the higher our stock price, the less shares we have to issue) the information set out below indicates the potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the Equity Purchase Agreement is realized.

Dilution is based upon common stock put to Kodiak Capital Group and the stock price discounted to Kodiak Capital Group’s purchase price of 80% of the lowest closing bid price during the pricing period. The example below illustrates dilution based upon a hypothetical $0.25 closing bid price and $0.20 purchase price and other increased/decreased prices (without regard to Kodiak’s 9.99% ownership limit or the number of shares being registered hereunder):

$3,000,000 Put

Stock Price (Kodiak Purchase Price)	Shares Issued	Percentage of Outstanding Shares (1)

$0.3125 ($0.25) +25%	12,000,000	13.3%
$0.25 ($0.20)	15,000,000	16.6%
$0.1875 ($0.15) – 25%	20,000,000	22.1%
$0.125 ($0.10) – 50%	30,000,000	33.1%
$0.0625 ($0.05) – 75%	60,000,000	66.3%

(1) Based on 90,617,125 shares outstanding as of February 28, 2015 .

Kodiak Capital Group, LLC will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common stock to be issued under the Kodiak Equity Purchase Agreement will be purchased at a twenty (20%) discount or 80% of the lowest daily closing bid price during the five trading days immediately following our notice to Kodiak Capital Group, LLC of our election to exercise our "Put" right.

Kodiak Capital Group, LLC has a financial incentive to sell our shares immediately upon receiving them to realize the profit between the discounted price and the market price. If Kodiak Capital Group, LLC sells our shares, the price of our common stock may decrease. If our stock price decreases, Kodiak may have further incentive to sell such shares. Accordingly, the discounted sales price in the Equity Purchase Agreement may cause the price of our common stock to decline.

Kodiak Capital Group, LLC has entered into similar agreements with other public companies and may not have sufficient capital to meet our Put Notices.

Kodiak Capital Group LLC has entered into similar Equity Purchase Agreements with other public companies, and some of those companies have filed registration statements with the intent of registering shares to be sold to Kodiak pursuant to Equity Purchase Agreements. We do not know if management at any of the companies who have or will have effective registration statements intend to raise funds now or in the future, what the size or frequency of each Put request would be, if floors will be used to restrict the amount of shares sold, or if the Equity Purchase Agreement will ultimately be cancelled or expire before the entire amount of shares are Put to Kodiak. Since we do not have any control over the requests of these other companies, if Kodiak Capital Group LLC receives significant requests, it may not have the financial ability to meet our requests. If so, the amount of available funds may be significantly less than we anticipate.

We are registering an aggregate of 15,000,000 shares of common stock to be issued under the Kodiak Equity Purchase Agreement. The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 15,000,000 shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Kodiak Equity Purchase Agreement. The sale of these shares into the public market by Kodiak could depress the market price of our common stock.

We May Not Have Access to the Full Amount under the Equity Purchase Agreement.

On March 6, 2015, the closing bid price of our common stock was $0.25, compared to a closing sale price of $0.30 based on very little volume. At that price we would be able to sell shares to Kodiak under the Equity Purchase Agreement at the discounted price of $0.20. At that discounted price, the 15,000,000 shares registered for issuance to Kodiak under the Equity Purchase Agreement would, if sold by us to Kodiak, result in aggregate proceeds of $3,000,000. There is no assurance the closing bid price of our common stock will remain the same as the market price. We will not have access to the full commitment under the Equity Purchase Agreement if the closing bid price falls below its current price of $.25.

Unless an active trading market develops for our securities, investors may not be able to sell their shares.

We are a reporting company and our common shares are quoted on the OTC Link (OTC.QB Tier) under the symbol “DNRG”. However, there is not currently an active trading market for our common stock; and an active trading market may never develop or, if it does develop, may not be maintained. Failure to develop or maintain an active trading market will have a generally negative effect on the price of our common stock, and you may be unable to sell your common stock or any attempted sale of such common stock may have the effect of lowering the market price; and therefore, your investment may be partially or completely lost.

Since our common stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our common stock is thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to):

•	the trading volume of our shares;

•	the number of securities analysts, market-makers and brokers following our common stock;

•	new products or services introduced or announced by us or our competitors;

•	actual or anticipated variations in quarterly operating results;

•	conditions or trends in our business industries;

•	announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments; additions or departures of key personnel;

•	sales of our common stock and

•	general stock market price and volume fluctuations of publicly-traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our common stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC Link (OTC.QB tier) and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers and option traders.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non- reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING STOCKHOLDER

On October 27, 2014, the Company issued Kodiak Capital Group ("Kodiak") a convertible note in the amount of $165,000 (see exhibit 10.10) in exchange for consulting services rendered. The note is non-interest bearing, is due on October 27, 2015, and is unsecured. The Company may repay the loan at any time prior to October 27, 2015 without incurring any penalties.

Kodiak may convert the entire loan amount into shares of the Company's common stock, at a conversion price for each share equal to the lowest closing bid price for the common stock for the thirty trading days ending on the trading day immediately before the conversion date multiplied by 50% at any time up to April 28, 2015.

As the value of the shares under the conversion option is greater than the face value of the debt, the value of the shares, should the conversion option be exercised, in the amount $330,000, said amount has been recognized as a liability in the financial statements. Financing fees of $165,000 were recorded on the transaction.

The selling stockholder identified in this prospectus may offer and sell up to 15,000,000 shares of our common stock, which consists of up to 15,000,000 shares of common stock to be sold by Kodiak pursuant to the Equity Purchase Agreement. If issued presently, the 15,000,000 shares of common stock registered for resale by Kodiak would represent 16.53% of our issued and outstanding shares of common stock as of April 27, 2015 .

We may require the selling stockholder to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The selling stockholder identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

Kodiak Capital Group, LLC will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by such selling stockholder may be deemed to be underwriting commissions.

Information concerning the selling stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholder upon termination of this offering, because the selling stockholders may offer some or all of the common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold, hereunder, will not exceed the number of shares offered, hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The manner in which the selling stockholder acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of December 1, 2014, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 90,617,125 shares of our common stock outstanding as of February 28, 2015 .

Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

	Shares Owned by the Selling Stockholders		Shares of Common Stock		Number of Shares to be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares
Name of Selling Stockholder	before the Offering(1)		Being Offered		# of Shares(2)	% of Class(2)

Kodiak Capital Group, LLC (3)	1,320,000	(5)	15,000,000	(4)	1,320,000	1.25%

Notes:

(1)
Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

(2)
Because the selling stockholders may offer and sell all or only some portion of the 15,000,000 shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that any of the selling stockholders will hold upon termination of the offering.

(3)	Ryan Hodson exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Kodiak Capital Group, LLC.
(4)	Consists of up to 15,000,000 shares of common stock to be sold by Kodiak pursuant to the Equity Purchase Agreement.

(5)	Consists of 1,320,000 shares of common stock issued to Kodiak as a commitment fee for the investment. There is only one $165,000 note and it has a date of October 27, 2014.

THE OFFERING

On October 17, 2014, we entered into an Equity Purchase Agreement dated October 10, 2014 (the “Equity Purchase Agreement”). On October 27, 2014, Kodiak received a one-time issuance of a $165,000 convertible Promissory Note (see exhibit 10.10) as a commitment fee for the investment. Although we are not mandated to sell shares under the Equity Purchase Agreement, the Equity Purchase Agreement gives us the option to sell to Kodiak, up to $3,000,000 worth of our common stock over the period ending December 31, 2015. The $3,000,000 was stated as the total amount of available funding in the Equity Purchase Agreement because this was the maximum amount that Kodiak agreed to offer us in funding. There is no assurance the market price of our common stock will increase in the future. The number of common shares that remain issuable may not be sufficient, dependent upon the share price, to allow us to access the full amount contemplated under the Equity Purchase Agreement. If the bid / ask spread remains the same we will be able to place a put for the full commitment under the Equity Purchase Agreement, which was $0.25 / $0.35 at close of business on March 6, 2015. Based on our $0.25 closing bid price as of the close of business on March 6, 2015, the registration statement covers the offer and possible sale of $3,000,000 worth of our shares.

The purchase price of the common stock will be set at eighty percent (80%) of the lowest closing bid price of the common stock during the pricing period. The pricing period will be the five consecutive trading days immediately after the Put Notice date. In addition, there is an ownership limit for Kodiak of 9.99%.

On the Put Notice date, we are required to deliver Put Shares to Kodiak in an amount (the “Estimated Put Shares”) determined by dividing the closing price on the trading day immediately preceding the Put Notice date multiplied by 80%, and Kodiak is required to simultaneously deliver to our representative, to hold in escrow, the investment amount indicated on the Put Notice. At the end of the pricing period when the purchase price is established and the number of Put Shares for a particular Put is definitely determined, Kodiak must return to us any excess Put Shares provided as Estimated Put Shares or alternatively, we must deliver to Kodiak any additional Put Shares required to cover the shortfall between the amount of Estimated Put Shares and the amount of Put Shares. At the end of the pricing period, we must also return to Kodiak any excess related to the investment amount previously delivered to us.

Kodiak is not permitted to engage in short sales involving our common stock during the commitment period ending December 31, 2015. In accordance with Regulation SHO, however, sales of our common stock by Kodiak after delivery of a Put Notice of such number of shares reasonably expected to be purchased by Kodiak under a Put will not be deemed a short sale.

In addition, we must deliver the other required documents, instruments and writings required. Kodiak is not required to purchase the Put Shares unless:

•	Our registration statement with respect to the resale of the shares of common stock delivered in connection with the applicable Put shall have been declared effective.

•	We shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the registrable securities.

•	We shall have filed all requisite reports, notices, and other documents with the SEC in a timely manner.

As we draw down on the equity line of credit, shares of our common stock will be sold into the market by Kodiak. The sale of these shares could cause our stock price to decline. In turn, if our stock price declines and we issue more Puts, more shares will come into the market, which could cause a further drop in our stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the equity line of credit. If our stock price declines, we will be required to issue a greater number of shares under the equity line of credit. We have no obligation to utilize the full amount available under the equity line of credit.

Neither the Equity Purchase Agreement nor any rights of ours or Kodiak’s thereunder may be assigned to any other person.

Holders of Record

We have  198 shareholders of record.

Recent Sales of Unregistered Securities

On October 17, 2014, the Company issued 20,000 shares at $0.25 per share for gross proceeds of $5,000.

On December 10, 2014, the Company issued 70,000 shares at $0.25 per share for gross proceeds of $18,000.

On December 10, 2014, the Company issued 2,000 shares at $0.35 per share for gross proceeds of $700.

On April 7, 2015, the Company issued 34,000 shares at $0.25 per share for gross proceeds of $8,500.

On April 7, 2015, the Company issued 6,667 shares at $0.30 per share for gross proceeds of $2,000.

On April 7, 2015, the Company issued 8,572 shares at $0.35 per share for gross proceeds of $3,000.

On April 7, 2015, the Company issued 80,000 shares at $0.15 per share for gross proceeds of $12,000.

During the period from January 1, 2010 to April 27, 2015, 2015 there were no other issuances of common stock. In connection with the foregoing transactions, we provided the following to all investors:

•	Access to all our books and records.

•	Access to all material contracts and documents relating to our operations.

•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors; and, (2) an issuer's balance sheet, and a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

PLAN OF DISTRIBUTION

Each of the selling stockholders named above and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on OTC Markets or any other stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These sales may be at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

Kodiak is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. Kodiak has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock of our company. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act of 1933.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We estimate that the expenses of the offering to be borne by us will be approximately $38,023. We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholders. We may, however, receive proceeds from the sale of our common stock under the Equity Purchase Agreement with Kodiak. Neither the Equity Purchase Agreement with Kodiak nor any rights of the parties under the Equity Purchase Agreement with Kodiak may be assigned or delegated to any other person.

We have entered into an agreement with Kodiak to keep this prospectus effective until Kodiak has sold all of the common shares purchased by it under the Equity Purchase Agreement and has no right to acquire any additional shares of common stock under the Equity Purchase Agreement.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders.

OTC Bulletin Board Considerations

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings in which we are involved.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office are required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Information on our Board of Directors and Executive Officers is included below. Our executive officers are appointed annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or their successor is elected and qualified.

Board of Directors

Neal Allen
Emilio De Jesus
Darren Jacklin (Resigned on February 2, 2015 and 8-K filed on February 5, 2015)
Spero Plavoukos

Executive Officers

Name	Age	Position	Term

Neal Allen	57	President, Chief Executive Officer and Director	Since March 1, 2014
Emilio De Jesus	37	President, Dominovas Energy Africa and Director	Since October 21, 2014
Michael Watkins	47	Chief Operating Officer	Since March 1, 2014
Kerry Stewart	46	Executive VP Operations	Since March 1, 2014
Dr. Shamiul Islam	36	Executive VP Fuel Cell Operations	Since May 1, 2014

Mr. Neal Allen, age 57, is a member of our Board of Directors and was appointed as Chairman of the Board of Directors, President and Chief Executive Officer of the Company by our Board of Directors on February 20, 2014. Mr. Allen’s expertise and experience are consistent with the duties that are customary and usual to those of Chairman, President and Chief Executive Officer. He is also charged with the title of Senior Strategist. Prior to joining Dominovas Energy Corporation as Chairman, President and Chief Executive Officer, Mr. Allen was principally employed as Chief Executive Officer of Dominovas Energy, LLC from its inception in 2007 to the time of the merger with Western Standard Energy Group in February 2014. Mr. Allen also served as the Chairman of Private Asset Group, LLC from 2002 to 2007. Private Asset Group, LLC specialized in the development and implementation of proprietary revenue models. Private Asset Group, LLC, acting as a force multiplier ensured optimal deployment, utilization, and management of all resultant cash flow. Private Asset Group, LLC is engaged by high net worth individuals, private trusts, and select private equity concerns. Under Mr. Allen’s watch, Private Asset Group’s endeavors included the ownership of a “major brand” automobile dealership, several healthcare companies, waste management and disposal enterprises, land acquisition and development company, and natural resource development enterprise.

Mr. Emilio De Jesus, age 37, is a member of the Board of Directors since October 21, 2014, who originally hails from Angola, has a Bachelor of Science in Electrical Engineering from Temple University in Philadelphia; a Master's Degree in Telecommunications Management from the Stevens Institute of Technology in Hoboken, NJ; and a MBA from George Washington University in Washington, DC. Mr. De Jesus held several management positions with Verizon Communications from 2000 to 2010, including Digital and Design Engineer, Manager IOF and Broadcast Video, Senior Staff Consultant and Systems Development Manager. From 2012 to 2013, he was a Director of Grupo Jemilce, responsible for strategy and systems development with a focus on waste management and commodities procurement. 2011 Mr. De Jesus was on hiatus. Since 2012 he has also been Senior Vice President for Operations of Worldtibe Group International, responsible for business development in emerging markets with a focus on transfer of knowledge and investments in Africa, coordinating the creation of joint ventures between North American and African business.

Mr. Michael Watkins, age 47, was appointed Chief Operating Officer of the Company by our Board of Directors on February 20, 2014. Mr. Watkins duties have expanded to include the duties of President of the Company’s Fuel Cell Division. He is responsible for operational and policy matters and has the specific objective of increasing efficiency and developing sustainable revenue models. Prior to accepting his position as Chief Operating Officer of Dominovas Energy Corporation, Mr. Watkins was Vice President and Managing Member of Dominovas Energy, LLC from 2007 until the merger with Western Standard Energy Group in February 2014. From 2005 to 2008 Mr. Watkins was the Managing Partner of TEAL Development Group, LLC, a real estate development firm specializing in the development and construction of Class A residential and commercial properties. Mr. Watkins is a veteran, having served in the United States Air Force as an active duty Officer from 1991 to 2001.

Mr. Spero Plavoukos, age 51, is a member of our Board of Directors appointed on February 20, 2014. Currently, Mr. Plavoukos is serving as Vice President of Pacific Design Center, with specific duties and responsibilities that include the management, special projects and special events of the campus, which is located in West Hollywood, California and is comprised of over 1,750,000 square feet of Class “A” office and showroom space. He began his career with the Pacific Design Center in September 2009 where he remains employed to date. Mr. Plavoukos' commitment to fiscal responsibility coupled with the implementation of unique, common sense, above-standard operating procedure, and the creation of event-savvy teams have consistently allowed his operations to experience unprecedented growth and profitability.

Mr. Kerry Stewart, age 46, was appointed as the Executive Vice President of Operations on February 20, 2014. Mr. Stewart’s expertise and experience is utilized in a manner consistent with the duties that are customary for Executive Vice President for Business Operations, with specific responsibilities in foreign market financial analysis, new market development, strategic business planning and leadership. Mr. Stewart also manages the strategic financial analysis for Dominovas Energy. Prior to joining Dominovas Energy Corporation, Kerry Stewart was the President and Managing Member of Capital Access Financial from August 2008 to February 2014. Mr. Stewart was also the VP of Finance for KAJ Real Estate Investment from 2002 to 2008 where he was responsible for securing funding for all projects, ongoing budget creation and analysis, payroll and overall project development oversight. Prior to Mr. Stewarts’s entrepreneurship endeavors, he was a Commercial Real Estate Underwriter and Relationship Manager for PNC Bank from August 2001 to June 2005 with authority specific to transactions over $100 million. As an Underwriter and Relationship Manager, Mr. Stewart was responsible for securing new business, structuring the financial instrument that will fund the project, negotiating the project terms and monitor the ongoing viability of the loan. Mr. Stewart’s client list consisted some of the largest REITs, Commercial Real Estate Developers and Pension Fund Advisors in the Northeastern and Southeastern United States. Mr. Stewart received his MBA in finance from Clark Atlanta University after having received his BS in finance from Howard University.

Dr. Shamiul Islam, Ph.D., age 36, was appointed to Executive VP for Fuel Cell Operations on May 1, 2014. Dr. Islam is one of the foremost experts on Solid Oxide Fuel Cell technology. As Director of Fuel Cell Operations for Dominovas Energy Corporation his duties will include; fuel cell design, testing, project management, coordination of project milestones along with equipment budgets. His expertise extends to SOFC materials, research and their development. His knowledge on the design and construction of bench scale testing systems for high temperature chemical reactions is unparalleled in the industry and is acknowledged by his patents specific to; “Chemical compositions suitable for use as solid oxide fuel cell anodes, and processes for making same as well as his second patent specific to; “Methods of porous unidirectional Si2N2O-SiN3N4 composite using ethanol bubbles in a viscous polymeric slurry”. He possesses hands on knowledge of specialized laboratory analytical techniques (e.g. mass-spec, adsorption) along with being proficient in Aspen HYSYS, VMGSim, Minitab and MS Office.

Dr. Islam worked at the University of Calvary as Postdoctoral Fellow in the Dept. of Chemical & Petroleum Engineering during the period July 2013-April 2014. Dr. Islam received his PhD in Chemical Engineering from the University of Calgary, Canada where he attended from September 2009 to June 2013 (Thesis title: preparation of carbon-tolerant solid-oxide fuel cell anodes using microwave irradiation). Dr. Islam received his Master of Science in Material Engineering (M.Sc.) from Soonchunhyang University, South Korea where he attended from February 2007 to August 2009 and his Bachelor of Science in Chemical Engineering (B.Sc.) from Bangladesh University of Engineering & Technology, Bangladesh where he attended from August 2000 to November 2006. He has numerous published articles.

Mr. Dallas Gray, age 46, resigned from the Board of Directors of the Company as of November 6, 2014. (see 8-K filed on November 12, 2014)

Mr. Darren Jacklin, age 42, resigned from the Board of Directors of the Company as of February 2, 2015. (see 8-K filed on February 5, 2015)

Neal Allen and Michael Watkins each entered into an employment agreement or related transaction with the Company, which is described in Item 10.02 and 10.03 below.

Kerry Stewart and Dr. Shamiul Islam each entered into an employment agreement or related transaction with the Company, which is described in Item 10.08 and 10.09 below.

Neither Neal Allen, Emilio De Jesus, Michael Watkins, Darren Jacklin, nor Spero Plavoukos have entered into any arrangement or understanding with any other person in connection with his appointment as an officer or director of Dominovas Energy Corporation.

None of the following persons named as: Neal Allen, Emilio De Jesus, Dallas Gray, Darren Jacklin, or Spero Plavoukos are related to any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Family Relationships and Other Matters

None.

Legal Proceedings

No officer, director, person nominated for such positions, nor promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity;

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity; and/or

•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Corporate Governance

We have no members of our board of directors considered to be “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

We do not have any standing audit, nominating and compensation committees of the board of directors, or committees performing similar functions. We do not currently have a Code of Ethics applicable to our principal executive, financial or accounting officer. All Board actions have been taken by Written Action rather than formal meetings. All executive officers and employees have executed non- compete agreements as well as Foreign Corruption Practices Act (FCPA) pledges.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Before the Offering	Percent of Class After the Offering

Common	Neal Allen
	Atlanta, GA	13,680,333	15.10%	12.95%

Common	Spero Plavoukos
	West Hollywood, CA	14,764,332	16.29%	13.98%

Common	Michael Watkins
	Grapevine, TX	13,764,333	15.19%	13.03%

Common	Kerry Stewart
	Atlanta, GA	1,092,507	1.21%	1.03%

Common	Emilio De Jesus	300,000	0.33%	0.28%
	Atlanta, GA*

•	Includes 300,000 shares owned by Guazenhe, LLC

We are not registering shares held by our officers and directors. The chart above is based upon 90,617,125 shares outstanding before the offering and 105,617,125 shares outstanding after the offering. This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table the shares may be subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

DESCRIPTION OF SECURITIES

General

We are authorized to issue an aggregate number of Two Hundred Million (200,000,000) shares of common stock, $0.001 par value per share. Currently 90,748,439 shares of common stock are outstanding.

Each share of common stock shall have one (1) vote per share. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Securities Authorized For Issuance Under Equity Compensation Plans

On April, 14, 2010, the Company adopted a stock option plan allowing the Company's directors to grant options to purchase up to 5,000,000 shares of the Company’s common stock pursuant to the terms and conditions of the stock option plan. As of March 25, 2015, no such options have been granted.

Repurchase of Equity Securities by the Issuer and Affiliated Purchasers

On February 13, 2014, the holders of a debenture convertible into common stock of the Company contributed such debenture to the Company without consideration. No interest or principal was paid or will be payable on such debenture, and such debenture was not converted into common stock of the Company.

On February 20, 2014 Dallas Gray returned 4,495,734 shares of common stock of the Company for cancellation. Dallas Gray did not receive any consideration for the cancellation of his shares.

Preferred Stock

We have no authorized preferred stock at this time.

Nevada Anti-Takeover Laws

As a Nevada corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Nevada law. Pursuant to Section 607.0901 of the Nevada Business Corporation Act, or the Nevada Act, a publicly held Nevada corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

•	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

•	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

•
the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Nevada Act which prohibits the voting of shares in a publicly held Nevada corporation that are acquired in a control share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

INTEREST OF NAMED EXPERTS

The audited financial statements for the Company for the year ended August 31, 2013 and August 31, 2014 and  the audited financial statements of Dominovas Technologies LLC for the years ended August 31, 2012 and 2013, included in this prospectus have been audited by the Dale Matheson Carr-Hilton LaBonte LLP independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Brunson Chandler, & Jones, PLLC.  Brunson Chandler, & Jones does not own stock in the Company; however, pursuant to the engagement letter, the firm is due 100,000 shares .

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Organization and Previous Lines of Business

The Company has an inception date of October 16, 2003 as Comtrix Inc.  From incorporation until June 2005, our operating activities consisted primarily of developing fingerprint recognition products for residential buildings in China. Effective June 23, 2006, we changed our name from "Comtrix Inc." to "Lusora Healthcare Systems Inc." and were engaged in a healthcare related business. Effective September 7, 2007, we changed our name from "Lusora Healthcare Systems Inc." to "Western Standard Energy Corp" when we decided to change the focus of our business plan from wireless personal security and monitoring systems to acquisition and exploration in the oil and gas industry.  In 2013, a determination was made to change the business focus to fuel cells, and in 2014 the merger with Dominovas Energy, LLC was completed creating what is now Dominovas Energy Corporation.

Our principal executive office is located at 1395 Chattahoochee Avenue, Atlanta, GA, 30318, and our telephone number 800-679-1249.

We have not been involved in a bankruptcy receivership or similar proceeding. Additionally, we have not been involved in a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Our independent registered public accounting firm has issued an audit opinion for our Company which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We do not own physical properties.

We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

ACQUISITION OF DOMINOVAS ENERGY

On February 20, 2014 Western Standard Energy Corporation (now Dominovas Energy Corporation) completed the acquisition of Dominovas Energy, LLC (now Dominovas Technologies, LLC).  Dominovas Energy Corporation owns 100% of the interest in Dominovas Technologies, LLC.  As part of the closing of this transaction, Neal Allen, CEO and a Member of Dominovas Energy, and Spero Plavoukos a Member of Dominovas Energy, were added to our Board of Directors with Neal Allen being named as Chairman of the Board. The Board now consists of five Directors. In addition, Dallas Gray resigned as our President and CEO and was replaced by Neal Allen. Dallas Gray initially remained on as Treasurer and a member of our Board of Directors. In addition, Michael Watkins was appointed our COO and Kerry Stewart was appointed EVP of Operations.

On February 24, 2014, we filed an amendment to our charter to change our name to “Dominovas Energy Corporation.” On the same day, we filed an amendment to the charter of Dominovas Energy to change its name to “Dominovas Technologies LLC.” Our trading symbol was subsequently changed to “DNRG.” All references below to “Dominovas Energy” refer to Dominovas Energy Corporation and its operating subsidiary, Dominovas Technologies LLC (“Dominovas Technologies”).

DESCRIPTION OF DOMINOVAS ENERGY’s BUSINESS

Dominovas Energy is part of the fuel cell and sustainable/alternative energy industry. Fuel cells are an efficient, combustion-less, reliable, and virtually pollution-free energy source that provide electricity to power a wide array of applications, including buildings (manufacturing facilities, hotels and hospitals), primary power for grid integration, automobiles, emergency back-up systems, and base load grid power. A fuel cell uses fuel - usually hydrogen, extracted from common fuels such as natural gas, and oxygen - to produce electricity. In principle, a fuel cell is an electrochemical device that operates like a battery. However, unlike a battery, a fuel cell requires re-fueling and not recharging. Fuel cells will continue to produce electricity and heat as long as there is a constant fuel source. Hydrogen fuel cells work simply, have no moving parts, and operate silently, with water and excess heat as their only by-products. Fuel cells thus provide the ideal solution for a myriad of portable, on-board and stationary electric power generation applications.

Dominovas Energy believes it has identified a marketing opportunity for fuel cells in emerging markets, where electricity supply is frequently unreliable and expensive compared to the United States. Dominovas Energy currently has active engagement in Africa. Dominovas Energy is working with a local partner, as well as the host nation government. Initial project sizes may range from 1.5 to 10 Megawatts (MW), with eventual project size potentially of 200 to 395MW. Project cost projections range from $7.5 million to $50 million. Dominovas Energy plans to provide power to the local utilities under power purchase agreements (PPA’s), and it intends to require bonding or other credit support where the local utilities do not enjoy strong credit ratings.

The Dominovas Energy fuel cell system, called RUBICON™, is a modular solid oxide fuel cell (SOFC) system that operates at high temperatures (up to 800 C). Dominovas Energy believes this technology has the following advantages: (1) all solid components, (2) accelerated electrochemical kinetics proceed without the need for expensive noble metals such as platinum, (3) internal fuel reforming is possible and carbon monoxide may be used as a fuel, and (4) more tolerant of fuel contaminants, including sulfur, because these components burn off very quickly before deposition onto the fuel cell components.

Additional advantages of the RUBICON™ include, but are not limited to the fact that it is silent; recognized as environmentally friendly; and as designed and tested, capable of reforming multiple fuels such as diesel, natural gas, propane, ethanol, methanol and bio-fuels.

Dominovas Energy outsources component production to already – established companies.

Dominovas Energy is headquartered in Atlanta, GA. It has leased an office and plant facility of approximately 20,000 square feet in which final assembly can be carried out. An additional manufacturing facility is projected in a free trade zone of one of the initial project areas.

Dominovas Energy uses outsourced modules, which has the advantage of reducing the amount of time required to produce a commercial unit, as well as reducing research and development costs. The Company has entered into a Memorandum of Understanding (MOU – Item 10.07) that supports the collaboration between Company and Delphi supporting the development and manufacture of Solid Oxide Fuel Cells (SOFC). To date no definitive sales contract or purchase order has been entered into, finalized, nor executed with Delphi. Additional suppliers are anticipated.

The technological contribution by Dominovas Energy to its projects includes its proprietary algorithms, which the company believes improves the operating conditions and efficiencies of using multiple fuel cells in concert, as well as a communications package that allows for remote control and the monitoring of the units.

Given the vast need for electricity in emerging markets around the globe, Dominovas Energy has been very meticulous in its selection process for specific target markets. Initial deployments of the RUBICON™ will be in Angola West Africa and Guinea West Africa, where the company has secured preliminary agreement and commitments by government officials to deploy a minimum of 20MW. In fact, the need is so great in Guinea, Dominovas Energy has had to initially limit the client base within the Country to meet the current demand. The initial targeted clients in Guinea include the Military, the Port of Guinea at Conakry, and the CBG Mines, a JV between the government and CBG (Alcoa Aluminum in the United States).

Dominovas Energy also has projects earmarked in Angola with an initial 10MW slated to be contracted in 2015 that can ultimately climb to 1500MW.

Competitors and Dominovas Energy’s competitive advantages

Dominovas Energy’s competitors are expected to be other combustion power generators, as well as aeolic and solar technologies which can be both primary and alternative producers. Although we do not feel that there is relevant technology that offers competition in our targeted markets, nonetheless, there are several competing fuel cell technologies that are in various stages of research & development. Alkaline fuel cell technology requires pure hydrogen as a fuel and, since it operates at low temperature (50-250 C), an expensive catalyst (platinum) is needed. Molten carbonate fuel cells operate at higher temperature and use lower-cost nickel as a catalyst; however, they require a corrosive electrolyte. Phosphoric acid fuel cells and proton exchange membrane (PEM) all require pure hydrogen as a fuel. Dominovas Energy considers its SOFCs to be superior in that its SOFC system enjoys advantages over these competing fuel cell technologies in that as designed it accepts multiple fuel types.

Additionally, fuel cells enjoy efficiency advantages over other common fuel-utilizing power generating systems, providing up to 55% efficiency without counting additional efficiencies of waste heat utilization. Other electricity generation systems have lower efficiencies: thermoelectric generator (3-4%), engine driven generator (15-25%), gas turbine generator (20-25%) and steam turbine generator (25- 35%).

Patents, Trademarks and Copyrights

Dominovas Energy formally applied to have Dominovas Energy Corporation (the mark) recognized as an official Trademark symbol, protected by the rights, thereto, as offered by the United State Patent and Trademark Office (USPTO), July 4th, 2014. The registered serial number is 86328976.

SUMMARY OF APPLICATION DATA FOLLOWS:

APPLICATION DATA: Trademark/Service Mark Application, Principal Register TEAS Plus Application

The applicant, Dominovas Energy Corporation, a corporation of Nevada, having an address of 1395 Chattahoochee Avenue, Atlanta, Georgia 30318 United States, requests registration of the trademark/service mark identified above in the United States Patent and Trademark Office on the Principal Register established by the Act of July 5, 1946 (15 U.S.C. Section 1051 et seq.), as amended, for the following:

International Class 009: Apparatus and instruments for conveying, distributing, transforming, storing, regulating or controlling electric current; Electrical distribution boxes; Electrical distribution systems, namely, power distribution panels; Electrical power distribution units; Electricity router for managing and optimizing energy loads within a building; Electronic devices, namely, energy meters for tracking and monitoring energy usage; Electronic monitors and monitor modules for monitoring electric current and electrical signals; Fuel cells; Test stations for fuel cells.

In International Class 009, the mark was first used by the applicant or the applicant's related company or licensee predecessor in interest at least as early as 06/30/2010, and first used in commerce at least as early as 06/30/2010, and is now in use in such commerce. The applicant is submitting one(or more) specimen(s) showing the mark as used in commerce on or in connection with any item in the class of listed goods and/or services, consisting of a(n) Company Website.

Specimen-1 [SPE0-50167967-145514421_._Screen_Shot_2014-06-26_at_3.58.37_PM.pdf]

International Class 035: Energy management services, namely, providing a service that allows customers to purchase energy from various energy providers; Energy usage management; Energy usage management information services; Information in the field of energy efficiency; Retail electricity provider services, namely, providing a service that allows customers to purchase energy, namely, electricity, and renewable energy; Utility bill management services, namely, tracking, reporting, analyzing and delivering energy information in the form of utility bills and utility meter data rate schedules.

In International Class 035, the mark was first used by the applicant or the applicant's related company or licensee predecessor in interest at least as early as 06/30/2010, and first used in commerce at least as early as 06/30/2010, and is now in use in such commerce. The applicant is submitting one(or more) specimen(s) showing the mark as used in commerce on or in connection with any item in the class of listed goods and/or services, consisting of a(n) Company Website.

Specimen-1 [SPE0-1-50167967-145514421_._Screen_Shot_2014-06-26_at_3.58.37_PM.pdf] International Class 039: Distribution of energy

In International Class 039, the mark was first used by the applicant or the applicant's related company or licensee predecessor in interest at least as early as 06/30/2010, and first used in commerce at least as early as 06/30/2010, and is now in use in such commerce. The applicant is submitting one(or more) specimen(s) showing the mark as used in commerce on or in connection with any item in the class of listed goods and/or services, consisting of a(n) Company Website.

Specimen-1 [SPE0-2-50167967-145514421_._Screen_Shot_2014-06-26_at_3.58.37_PM.pdf]

International Class 040: Energy generation services; Energy recycling services, namely, capturing and conversion of wasted energy into electricity and useful steam; Generation of energy; Leasing of energy generating equipment; Leasing of renewable energy equipment for use in converting renewable resources into power; Production of energy; Production of energy via renewable and non- renewable fuels.

In International Class 040, the mark was first used by the applicant or the applicant's related company or licensee predecessor in interest at least as early as 06/30/2010, and first used in commerce at least as early as 06/30/2010, and is now in use in such commerce. The applicant is submitting one(or more) specimen(s) showing the mark as used in commerce on or in connection with any item in the class of listed goods and/or services, consisting of a(n) Company Website.

Specimen-1 [SPE0-3-50167967-145514421_._Screen_Shot_2014-06-26_at_3.58.37_PM.pdf]
Specimen-2 [SPE0-50167967-224942725_._Screen_Shot_2014-06-26_at_3.58.37_PM.pdf]

For informational purposes only, applicant's website address is: www.dominovasenergy.com The applicant's current Correspondence Information:

Michael Watkins, COO
1395 Chattahoochee Avenue
Atlanta, Georgia 30318
770-331-8018 (phone)
michael@dominovasenergy.com; neal@dominovas.com; kerry@dominovasenergy.com (authorized)

Dominovas Energy formally applied to have RUBICON (the mark) recognized as an official Trademark symbol, protected by the rights, thereto, as offered by the United State Patent and Trademark Office (USPTO), July 4th, 2014. The registered serial number is 86330322.

SUMMARY OF APPLICATION DATA FOLLOWS:

APPLICATION DATA: Trademark/Service Mark Application, Principal Register TEAS Plus Application

The applicant, Dominovas Energy Corporation, a corporation of Nevada, having an address of 1395 Chattahoochee Avenue, Atlanta, Georgia 30318 United States, requests registration of the trademark/service mark identified above in the United States Patent and Trademark Office on the Principal Register established by the Act of July 5, 1946 (15 U.S.C. Section 1051 et seq.), as amended, for the following:

International Class 009: Apparatus and instruments for conveying, distributing, transforming, storing, regulating or controlling electric current; Electrical distribution boxes; Electrical distribution systems, namely, power distribution panels; Electrical power distribution units; Electricity router for managing and optimizing energy loads within a building; Electronic devices, namely, energy meters for tracking and monitoring energy usage; Electronic monitors and monitor modules for monitoring electric current and electrical signals.

In International Class 009, the mark was first used by the applicant or the applicant's related company or licensee predecessor in interest at least as early as 08/04/2010, and first used in commerce at least as early as 08/04/2010, and is now in use in such commerce. The applicant is submitting one(or more) specimen(s) showing the mark as used in commerce on or in connection with any item in the class of listed goods and/or services, consisting of a(n) Website.

Specimen-1 [SPE0-715680180-104023336_._Use_in_Commerce_Website.pdf]

International Class 040: Production of energy; Production of energy via renewable and non-renewable fuels.

In International Class 040, the mark was first used by the applicant or the applicant's related company or licensee predecessor in interest at least as early as 08/04/2010, and first used in commerce at least as early as 08/04/2010, and is now in use in such commerce. The applicant is submitting one(or more) specimen(s) showing the mark as used in commerce on or in connection with any item in the class of listed goods and/or services, consisting of a(n) Website.

Specimen-1 [SPE0-1-715680180-104023336_._Use_in_Commerce_Website.pdf]

For informational purposes only, applicant's website address is: www.dominovasenergy.com The applicant's current Correspondence Information:

Michael Watkins, COO
1395 Chattahoochee Avenue
Atlanta, Georgia 30318
(800) 679-1249 (phone)
michael@dominovasenergy.com; neal@dominovas.com; kerry@dominovasenergy.com (authorized)

Employees

Dominovas Energy presently has four (4) employees. We believe our relationship with our employees is satisfactory.  We plan to employ more qualified employees in the future, particularly if our plan to acquire or lease a larger United States manufacturing facility is successful. We plan to keep staff at a minimum to minimize overhead.

Government Regulations

Our business is not subject to substantial regulation. However, our target markets, such as power generation, are subject to varying degrees of regulation, which varies depending on the host nation. We plan to work closely with the host nation governments in implementing our projects and to carefully comply with all applicable regulations.

Description of Property

The Company presently leases and utilizes facilities of approximately 4,400 square feet of office space and 16,000 square feet of warehouse/production space in Atlanta, GA, which we believe to be adequate for our present needs.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements

INVESTMENT IN PRO ECO ENERGY

Dominovas Energy Corporation additionally owns 41% of the common stock of Pro Eco Energy Ltd., (“Pro Eco Energy”), which is a combination of two private related companies – Swiss Solar Tech (SST) Ltd. and Pro Eco Energy Ltd. The two companies are located in Summerland, British Columbia and each provides energy efficient and environmentally friendly heating and cooling HVAC systems for commercial buildings. The combined entities specialize in a variety of clients including hotels, resorts and multi-residential buildings, combining solar thermal with ground – source heat pumps, heat recovery systems and geothermal ground loops as necessary to improve efficiency and reduce energy costs. Pro Eco Energy expects that, by utilizing the most advanced technologies and custom-designed hybrid systems, energy cost savings of greater than 50% can be realized for customers.

The company's present management is not able to exercise significant influence over Pro Eco and determined that Pro Eco also had lower than anticipated value. As a result, the company will not pursue investment further and will be divesting.

Government Approvals

We are not required to obtain governmental approval of our products.

Sources and Availability of Raw Materials

We do use raw materials in our business.

Backlog of Orders

We have no backlog of orders.

Seasonal Aspect of our Business

None of our products are affected by seasonal factors.

Status of any Publicly Announced New Product or Service

We do not have any publicly announced new product or service.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors”.

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Interim Six Months Ended February 28, 2015 (unaudited)

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this interim report. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include those discussed below and elsewhere in this interim report on Form 10-Q.

Our interim financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Since we are a development stage company, there is no assurance a commercially viable business will be identified in the near term. Our plan of operation is to seek for opportunities in the green and renewable energy industry.

LIQUIDITY

ANTICIPATED CASH REQUIREMENTS

For the six months ended February 28, 2015, we recorded a net operating loss of $738,829. As of February 28, 2015, we had cash of $0. We do not have sufficient funds for working capital and will need to obtain further financing.

Our financial condition as of February 28, 2015 and 2014 and the results of operations and cash flows for the six months then ended are summarized as follows:

WORKING CAPITAL

Our working capital position as of February 28, 2015 compared to February 28, 2014 and the cash flows for the six months then ended are summarized below:

	6-Months Ended Feb 28,
	2015	2014

Current Assets	$15,410	$37,037
Current Liabilities	(1,151,302)	(494,765)
Working Capital Deficiency	$(1,135,892)	$(457,728)

The increase in our working capital deficiency was primarily due to an increase for rent, legal fees and wages. These are ordinary expenses related to a development stage, growing company.

CASH FLOWS

	6-Months Ended Feb 28,
	2015	2014

Net cash used in Operating Activities	$(47,077)	$(184,514)
Net cash used in Investing Activities	-	(10,000)
Net cash provided by Financing Activities	41,981	198,396
Increase in Cash during the Period	(5,096)	3,882
Cash, Beginning of Period	5,096	(76)
Cash, End of Period	$-	$3,806

RESULTS OF OPERATIONS

The following is a summary of our results of operations for the six months ended February 28, 2015 and 2014 :

	Six months ended
	February 28,
	2015	2014
EXPENSES
Audit and accounting fees	$36,290	$42,820
Consulting fees	165,000	43,750
Directors fee	-	25,000
Dominovas Energy LLC acquisition costs	-	465,951
Financing fee	165,000	-
Foreign exchange loss	(113)	2,142
Gain on settlement of debt	-	(290,000)
Interest expense	-	16,712
Investor communications and transfer agent	10,483	8,663
Legal fee	15,855	5,727
Loss on investment	-	24,515
Marketing	-	1,577
Office and general administration	23,966	28,176
Rent	77,462	-
Salaries and management fees	240,748	-
Travel and entertainment	4,138	5,299
NET LOSS	$(738,829)	$(380,332)

REVENUE

We have not earned any revenues since our inception and we do not anticipate earning revenues until such time as we acquire revenue producing assets.

EXPENSES

Our operating expenses for the six months ended February 28, 2015 compared to the same period in 2014 increased by the net amount of $358,497 , primarily due to payroll expenses, and financing fees.  Growth in expenses is a common occurrence for pre-revenue generating companies and this trend is estimated to continue as the company grows.

APPLICATION OF CRITICAL ACCOUNTING POLICIES BASIS OF PRESENTATION

These financial statements and related notes are presented in accordance with Generally Accepted Accounting Principles in the United States of America ("US") and are expressed in US dollars. The Company is a development stage company as defined by Statement of Financial Accounting Standard ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises" and has not realized any revenues from its planned operations to date.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are readily apparent from other sources. The actual results experienced by the Company may differ materially from the Company's estimates. To the extent there are material differences, future results may be affected.

FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash, accounts payable, notes payable and convertible debentures. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying values due to the relatively short maturity of these instruments.

FOREIGN CURRENCY TRANSLATION

The functional and reporting currency of the Company is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated into United States Dollars at the period-end exchange rates. Non-monetary assets and liabilities are translated at the historical rates in effect when the assets were acquired or obligations incurred. Transactions occurring during the period are translated at rates in effect at the time of the transaction. The resulting foreign exchange gains and losses are included in operations.

INCOME TAXES

Deferred tax assets and liabilities are recorded for temporary differences between the tax basis of assets and liabilities, and the reported amounts in the consolidated financial statements using the statutory tax rates in effect for the year when the reported amount of the asset or liability is recovered or settled, respectively. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets to the amount that is more likely than not to be realized. For each tax position taken or expected to be taken in a tax return, the Company determines whether it is more likely than not that the position will be sustained upon examination based on the technical merits of the position, including resolution of any related appeals or litigation. A tax position that meets the more likely than not recognition threshold is measured to determine the amount of benefit to recognize. The tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement.

LOSS PER SHARE

The Company computes net loss per share of both basic and diluted loss per share ("LPS") on the face of the statement of operations. Basic LPS is computed by dividing the net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted LPS gives effect to all potentially dilutive common shares outstanding during the period, including convertible debt, stock options and warrants, using the treasury stock method. The computation of diluted LPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on LPS.

STOCK-BASED COMPENSATION

The Company has adopted the fair value recognition policy, whereby, compensation expense is recognized for all share-based payments based on the fair value at monthly vesting dates, estimated in accordance with the provisions of SFAS 123R.

All transactions in which goods and services are the consideration received for the issuance of equity instruments are accounted for based on fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to Advisory Board members and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

On April 14, 2010, our shareholders approved our 2010 Equity Compensation Plan. Under the 2010 Plan, options may be granted to our directors, officers, employees and consultants as determined by our board of directors. Pursuant to the 2010 Plan, we reserved for issuance up to 5,000,000 shares of our outstanding common stock under the 2010 plan. However no options have been granted as of November 30, 2014 and therefore no stock-based compensation has been recorded to date for stock options.

RECENT ACCOUNTING PRONOUNCEMENTS

Recent pronouncements with future effective dates are either not applicable or are not expected to be significant to the financial statement of the Company.

OFF-BALANCE SHEET ARRANGEMENTS

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial position, revenues and expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Fiscal Year Ended August 31, 2014 (audited)

Our interim financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles. Since we are an early stage company, there is no assurance a commercially viable business will be identified in the near term.

Our plan of operation is to seek for opportunities in the green and renewable energy industry.

LIQUIDITY

ANTICIPATED CASH REQUIREMENTS

For the twelve months ended August 31, 2014, Dominovas Energy Corporation recorded a net operating loss of $1,346,172. As of February 28, 2015 , we had cash of $0 . We do not have sufficient funds for working capital and will need to obtain further financing.

Our financial condition as of August 31, 2014 and 2013 and the results of operations and cash flows for the twelve months then ended are summarized as follows:

CASH FLOWS

	Three months Ended August 31,
	2014	2013

Net cash used in Operating Activities	$(209,645)	$(307,538)
Net cash used in Investing Activities	$(10,000)	$--
Net cash provided by Financing Activities	$224,741	$307,538
Increase in Cash during the Period	$5,096	$--
Cash, Beginning of Period	$--	$--
Cash, End of Period	$5,096	$--

RESULTS OF OPERATIONS

The following is a summary of our results of operations for the twelvemonths ended August 31, 2014 and 2013:

	Twelve months Ended August 31,
	2014		2013

REVENUES	$	Nil	$	Nil
EXPENSES
Audit and accounting fees		60,120		68,538
Consulting fees and expenses		43,750		127,625
Corporate Finance Fees		--		47,250
Directors’ fees		25,000		--
Due diligence fees		--		35,761
Foreign exchange loss		4,087		1,790
Gain on settlement of debt		(140,000)		40,000
Interest expense		16,712		10,979
Investor Communications and transfer agent		11,711		13,689
Write-off of intangible asset		513,652		--
Legal fees		208,659		22,456
Investment write-off		208,788		--
Marketing		4,540		--
Office and general administration		101,812		43,983
Salaries and management fees		217,000		--
Travel and entertainment		70,341		14,084
Total expenses		1,346,172		426,155
Net Loss		$(1,346,172)		$(426,155)

Our operating expenses for the twelve months ended August 31, 2014 compared to the same period in 2013 increased by the net amount of $920,017 primarily due to increases in office expenses, general administration expenses and salaries. During 2014, the Company executed employment contracts with mandated amounts with CEO, COO, Executive VP of Operations and Executive VP of Fuel Cell Operations which increased Salaries and Management fees.    Additional increases in expenditures were due to travel.

It is anticipated Expenses will continue to increase as the Company increases the number of employees and incurs expenses related to developing a pipeline of orders and further develops relationships with the Company’s key suppliers in preparation of the start of production.

WORKING CAPITAL

Our working capital position as of August 31, 2014 compared to August 31, 2013 and the cash flows for the twelve months then ended are summarized below:

	Three months Ended August 31,
	2014	2013

Current Assets	$37,037	$3,156
Current Liabilities	$(494,765)	$(359,329)
Working Capital (Deficiency)	$(457,728)	$(356,173)

The increase in our working capital deficiency by $101,555 was primarily due to an increase in accrued liabilities associated with accrued salaries and accrued rental expenses.  We anticipate decreases in the capital deficiency as the Company raises additional capital and increases its assets.  As sufficient capital is raised and projects come on line, the capital deficiency will improve.

SIGNIFICANT ACCOUNTING POLICIES

The financial statements and related notes found in this registration are presented in accordance with accounting principles generally accepted in the United States (“US GAAP”), and are expressed in US dollars. These consolidated financial statements include the accounts of the Company, its wholly-owned subsidiary, Dominovas Technologies. All inter-company balances and transactions have been eliminated on consolidation.

Use of estimates - Management uses estimates and assumption in preparing these financial statements in accordance with Generally Accepted Accounting Principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Revenue recognition – The Company will recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured.

Stock-based compensation - The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments,” requires us to disclose, when reasonably attainable, the fair market values of its assets and liabilities, which are deemed to be financial instruments. Our financial instruments consist primarily of cash.

PER SHARE INFORMATION

We compute net loss per share accordance with FASB ASC 205 “Earnings per Share”. FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations.

Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

STOCK OPTION GRANTS

We have not granted any stock options to our officers and directors since our inception. Upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for nutritional and dietary supplement companies.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Corporate Governance and Director Independence

Our Board of Directors has not established Audit, Compensation, and Nominating or Governance Committees as standing committees. The Board does not have an executive committee or any committees performing a similar function. We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. Presently there are three Directors, Neal Allen, who is not an independent Board Member, Spero Plavoukos, who is an independent Board Member and Emilio De Jesus, who is an independent Board Member. As reflected in the 8-Ks filed on November 12, 2014 and February 5, 2015, Dominovas Energy Corporation accepted the resignation of Dallas Gray with an effective date of November 6, 2014 and Darren Jacklin with an effective date of February 2, 2015.

During the twelve months ended August 31, 2014, the Company incurred $33,000 (February, 2013 - $55,000) in consulting fees to a relative of a Director of the Company. $10,000 of the fees were paid for by the issuance of 1,000,000 shares. Effective February 28, 2014, the related party agreed to cancel the amounts owing to him by the Company and waived any and all obligation of the Company to pay the debt.

During the twelve months ended August 31, 2014, the Company incurred $33,000 (February, 2013 - $Nil) in accounting fees to an officer of the Company. $10,000 of the fees were paid for by the issuance of 1,000,000 shares. On February 20, 2014, the officer agreed to cancel the amounts owing to him by the Company and waived any and all obligation of the Company to pay the debt.

During the twelve months ended August 31, 2014, the Company incurred $22,500 (February, 2013 - $Nil) in directors fees. The fees were paid for by the issuance of 2,250,000 shares.

On December 20, 2013, the Company issued 3,000,000 shares to settle debt of $75,000 owing to an officer of the Company and to a relative of the President of the Company. Effective February, 20, 2014, all notes payable owing to a relative of the President of the Company and to an officer of the Company, were cancelled by the note holders and any and all obligation of the Company to pay the notes has been waived.

On February 20, 2014, the Company entered into an employment agreement with the President and CEO of the Company. Under the agreement, the officer will provide executive services for consideration of $177,000 per year. The agreement is effective on March 1, 2014 and is for a term of 3 years. The agreement may be terminated by the Company with 30 days’ notice.

On February 20, 2014, the Company entered into an employment agreement with the Chief Operating Officer of the Company. Under the agreement, the officer will provide executive services for consideration of $104,000 per year. The agreement is effective on March 1, 2014 and is for a term of 3 years. The agreement may be terminated by the Company with 30 days’ notice.

On February 20, 2014, the Company entered into a consulting agreement with an officer of the Company. Under the agreement, the officer will provide accounting and consulting services for consideration of $7,000 per month. The agreement is effective on March 1, 2014 and is for a term of 2 years. On October 17th the consulting contract was terminated with no amounts paid, due or owing.

On June 19, 2014, the Company issued 60,000 shares at $0.25 per share to Neal Allen in an exempt private placement for gross proceeds of $15,000.

As of August 31, 2014, the Company owed notes payable of $50,000 (2013 - $75,000) to Harold Schneider, former non-executive employee of the Company and $Nil (2013 - $75,000) to Stuart Gray a relative of a Dallas Gray, former Director of the Company (see filed 8K dated November 6, 2014). The notes are non-interest bearing, unsecured and due on demand.

On November 6, 2014, Dallas Gray resigned from the Board of Directors for personal reasons and not the result of any adverse actions on behalf of the Company or Mr. Gray or any disagreement concerning the Company’s business. (see 8-K filed on November 12, 2014)

Dominovas Energy Corporation accepted the resignation of Darren Jacklin from its Board of Directors effective February 2, 2015. (see 8-K filed on February 5, 2015)

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

We have been listed on the OTC Bulletin Board under the symbol “DNRG”. The following table sets forth the high and low bid price per share of our common stock for the periods presented.

Quarter Ended	High	Low

November 30, 2013	$--	$--
February 28, 2014	$0.60	$0.60
May 31, 2014	$0.60	$0.60
August 31, 2014	$0.70	$0.03
November 30, 2014	$0.30	$0.01
February 28, 2015	$0.20	$0.10

Stockholders of Our Common Shares

As of February 28, 2015 , we had 90,617,125 shares of our common stock outstanding.

Our shares of common stock are certificated. Our transfer agent for our common stock is the Nevada Agency and Trust Company at 50 West Liberty Street, Suite 880, Reno, NV 89501, Tel: 775-322- 0626 Fax: 775-322-5623

Dividend Policy

We have not declared or paid any cash dividends on our common stock or other securities and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•
Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker- dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

•
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Sales of our common stock under Rule 144.

We presently have 90,748,439 common shares outstanding. Of these shares 48,465,102 common shares are held by non-affiliates and 42,283,337 common shares are held by affiliates, which Rule 144 of the Securities Act of 1933, as amended, defines as restricted securities. None of our outstanding shares are eligible for resale under Rule 144.

We have registered 21,944,635 common shares in a previous Registration Statement on Form S-1. The remaining shares presently outstanding will still be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of April 27, 2015 , we have 198 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the board of directors deems relevant.

Transfer Agent

Our transfer agent is Nevada Agency and Transfer Company located at 650 W. Liberty Street, Ste 880, Reno, NV 89501. Their telephone number is 775-322-0626.

Securities Authorized For Issuance Under Equity Compensation Plans

On April 14, 2010, the Company adopted a stock option plan allowing the Company's directors to grant options to purchase up to 5,000,000 shares of the Company’s common stock pursuant to the terms and conditions of the stock option plan. As of this date, no such options have been granted.

Repurchase of Equity Securities by the Issuer and Affiliated Purchasers

On February 13, 2014, the holders of a debenture convertible into common stock of the Company contributed such debenture to the Company without consideration. No interest or principal was paid or will be payable on such debenture, and such debenture was not converted into common stock of the Company.

On February 20, 2014 Dallas Gray returned 4,495,734 shares of common stock of the Company for cancellation. Dallas Gray did not receive any consideration for the cancellation of his shares.

Reports to Shareholders

We file annual, quarterly, current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits and any materials we file with the Commission may be read and copied, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and state the address of that site (http://www.sec.gov). Our registration statement and other information we file with the SEC is available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

Currently, we have employment agreements with Neal Allen, Michael Watkins, Kerry Stewart, and Dr. Shamiul Islam which are described below. We do not have compensation agreements in place with our directors. Compensation paid to officers, directors and consultants in the last two fiscal years are reflective in the chart below.

On February 20, 2014 we entered into a three-year employment agreement with Neal Allen, our Chairman, President and CEO, with the agreement becoming effective on March 1, 2014. Mr. Allen’s salary will be $177,000 per year, increasing by 25% eighteen months from the effective date. The agreement contains customary non-competition, non-solicitation and non-disclosure provisions.

On February 20, 2014 we also entered into a three-year employment agreement with Michael Watkins, our Chief Operating Officer (COO), with the agreement becoming effective on March 1, 2014. Mr. Watkins’ salary will be $104,000 per year, increasing by 25% eighteen months from the effective date. Mr. Watkins will receive a one-time advance of 7.5% of salary; subsequent salary payments will be adjusted to reflect the salary as advanced. The agreement contains customary non-competition, non-solicitation and non-disclosure provisions.

On February 20, 2014 we entered into a three-year employment agreement with Kerry Stewart, our Executive Vice President of Operations, with the agreement becoming effective March 1, 2014.  Mr. Stewart’s salary will be $93,000 per year, increasing by 25% eighteen months from the effective date.  The agreement contains customary non-competition, non-solicitation and non-disclosure provisions.

On May 1, 2014 we entered into a five-year employment agreement with Dr. Shamiul Islam, our Executive Vice President of Fuel Cell Operations, with the agreement becoming effective May 1m 2014.  Dr. Islam’s salary will be $112,000 per year.  The agreement contains customary non-competition, non-solicitation and non-disclosure provisions.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our two most highly compensated executive officers who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for the years ended August 31, 2014 and August 31, 2013, the fiscal years since our inception.

For 2014 compensation to Allen, Watkins, Islam, Stewart, S. Gray, D. Gray and Schneider’s executive compensation was by contract.

The salary amounts as contracted were:

Neal Allen, $88,500.
Michael Watkins, $52,000.
Kerry Stewart, $46,500.
Dr. Shamiul Islam, $30,000 in addition to an outstanding equity award of 225,000 shares.
Dallas Gray, $22,500 received in shares of stock.

The consulting and accounting agreement amounts as contracted were:

Stuart Gray, $33,000 with $10,000 received in shares of stock.
Harold Schneider, $33,514 with $10,000 received in shares of stock.

For 2013, compensation to Messrs. Jacklin and Gray was:

Darren Jacklin shares issued in the amount of, 250,000 and $Nil due.
Dallas Gray shares issued in the amount of 2,000,000 and $Nil due.
Harold Schneider received accounting fees in the amount of $55,000
Stuart Gray received consulting fees in the amount of $55,000.
No compensation was due or issued to Messrs. Allen, Stewart, Watkins and Islam in 2013.

								Non-equity
								Incentive	Non-qualified	All
						Stock		Plan	Deferred	Other
Name	Position	Year	Salary	Bonus		Awards	Option	Compensation	Compensation	Compensation	Total

Neal Allen	President, CEO	2014	88,500	0		0	0	0	0	0	88,500
	& Director	2013	0	0		0	0	0	0	0	0

Michael Watkins	COO	2014	52,000	0		0	0	0	0	0	52,000
		2013	0	0		0	0	0	0	0	0

Kerry Stewart	EVP Operations	2014	46,500		0	0	0	0	0	0	46,500
		2013	0		0	0	0	0	0	0	0

Dr. Shamiul Islam	EVP Fuel Cell Oper.	2014	30,000		0	225,000	0	0	0	0	32,500
		2013	0		0	0	0	0	0	0	0

Dallas Gray	Former Director	2014	0	0		2,250,000	0	0	0	2,500	25,000
		2013	$67,000	0		2,000,000	0	0	0	0	87,000

Darren Jacklin	Former Director	2014	0	0		0	0	0	0	0	0
		2013	0	0		250,000	0	0	0	0	$250

Stuart Gray	Consultant (Relative of	2014	0	0		1,000,000	0	0	0	23,000	$33,000
	Dallas Gray)	2013	55,000	0		0	0	0	0	0	$55,000

Harold Schneider	Former Officer	2014	0	0		1,000,000	0	0	0	23,514	$33,514
		2013	55,000	0		0	0	0	0	0	$55,000

Summary Equity Awards Table

The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of August 31, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END AUGUST 31, 2014

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Not exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Neal Allen	0	0	0	0	0	0	0	0	0

Michael Watkins	0	0	0	0	0	0	0	0	0

Kerry Stewart	0	0	0	0	0	0	0	0	0

Dr. Shamiul Islam	0	0	0	0	0	225,000	56,520	0	0

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
 None.

Table of Contents

DOMINOVAS ENERGY CORPORATION

DOMINOVAS ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

	February 28,	August 31,
	2015	2014
	(unaudited)
ASSETS

CURRENT ASSETS
Cash	$-	$5,096
Prepaids	15,410	31,941
	15,410	37,037

LIABILITIES

CURRENT LIABILITIES
Bank indebtedness	5,281	-
Accounts payable	337,284	281,815
Accrued liabilities	428,737	162,950
Convertible debt	330,000	-
Notes payable	50,000	50,000
	1,151,302	494,765

Lease inducement	75,605	51,640
	1,226,907	546,405
STOCKHOLDERS' DEFICIT
COMMON STOCK
Authorized:
200,000,000 common shares with par value of $0.001
Issued and outstanding:
90,617,125 (August 31, 2014-90,525,125) common shares	90,617	90,525
ADDITIONAL PAID IN CAPITAL	5,978,442	5,955,334
OBLIGATION TO ISSUE SHARES	13,500	-
DEFICIT	(7,294,056)	(6,555,227)
	(1,211,497)	(509,368)

	$15,410	$37,037

The accompanying notes are an integral part of these financial statements

DOMINOVAS ENERGY CORPORATION

CONDOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended		Six months ended
	February 28,		February 28,
	2015	2014	2015	2014
EXPENSES
Audit and accounting fees	$36,290	$23,385	$36,290	$42,820
Consulting fees	-	22,750	165,000	43,750
Directors fee	-	25,000	-	25,000
Dominovas Energy LLC acquisition costs	-	465,951	-	465,951
Financing fee	-	-	165,000	-
Foreign exchange loss	-	261	(113)	2,142
Gain on settlement of debt	-	(290,000)	-	(290,000)
Interest expense	-	15,608	-	16,712
Investor communications and transfer agent	5,130	8,663	10,483	8,663
Legal fee	15,855	5,727	15,855	5,727
Loss on investment	-	24,515	-	24,515
Marketing	-	1,577	-	1,577
Office and general administration	49,448	16,193	23,966	28,176
Rent	-	-	77,462	-
Salaries and management fees	116,000	-	240,748	-
Travel and entertainment	5,839	4,299	4,138	5,299

NET LOSS	$(228,562)	$(323,929)	$(738,829)	$(380,332)

LOSS PER SHARE
- BASIC AND DILUTED	$(0.00)	$(0.01)	$(0.01)	$(0.01)
WEIGHTED AVERAGE NUMBER OF COMMON STOCK OUTSTANDING
- BASIC AND DILUTED	90,572,014	50,827,538	90,572,014	50,827,538

The accompanying notes are an integral part of these financial statements

DOMINOVAS ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six months ended
	February 28,
	2015	2014
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(738,829)	$(380,332)
Non-cash items included in net loss:
Consulting fees	165,000	-
Dominovas Energy LLC acquisition costs	-	465,951
Financing fee	165,000	-
Gain on settlement of debt	-	(290,000)
Interest expense	-	11,711
Loss on investment	-	24,515
Stock issued for services	-	42,500
Changes in non-cash working capital:
Accounts payable and accrued liabilities	321,256	(62,564)
Due to related parties	-	3,705.00
Prepaid expenses	16,531	-
Lease inducement	23,965	-
NET CASH USED IN OPERATING ACTIVITIES	(47,077)	(184,514)

INVESTING ACTIVITIES
Investment in Pro Eco	-	(10,000)
NET CASH USED IN INVESTING ACTIVITIES	-	(10,000)

FINANCING ACTIVITIES
Bank indebtedness	5,281	-
Issuance of common Stock	23,200	44,017
Subscription received	13,500	-
Forgiveness of notes payable	-	154,379
NET CASH FROM FINANCING ACTIVITIES	41,981	198,396

INCREASE IN CASH	(5,096)	3,882
Cash, beginning	5,096	(76)

CASH, ending	$-	$3,806

The accompanying notes are an integral part of these financial statements

DOMINOVAS ENERGY CORPORATION

NOTES TO FINANCIAL STATEMENTS
February 28, 2015

1. BASIS OF PRESENTATION

Dominovas Energy Corporation (the "Company") was incorporated on February 2, 2005 under the laws of the State of Nevada and is in the business of developing fuel cell and alternative energy projects.

The following interim unaudited financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles for interim financial information and with the rules and regulations of the Securities and Exchange Commission ("SEC").

Accordingly these financial statements do not include all of the disclosures required by United States Generally Accepted Accounting Principles (“US GAAP”) for complete financial statements. These interim unaudited financial statements should be read in conjunction with the Company's audited financial statements for the year ended August 31, 2014. In the opinion of management, the interim unaudited financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results of the interim period presented. Operating results for the three month period ended February 28, 2015 are not necessarily indicative of the results that may be expected for the year ending August 31, 2015.

2. RECENT ACCOUNTING PRONOUNCEMENTS

Recent pronouncements with future effective dates are either not applicable or are not expected to be significant to the financial statement of the Company.

3. COMMON STOCK

Authorized: 200,000,000 common shares.

During the six month period ended February 28, 2015, the Company issued 90,000 shares at $0.25 per share for gross proceeds of $22,500 and 2,000 shares at $0.35 per share for gross proceeds of $700.

During the six month period ended February 28, 2015, the Company received subscriptions of $13,500 to issue 34,000 shares at $0.25 per share, 6,667 shares at $0.30 per share and 8,572 shares at $0.35 per share (Note 7)

4. RELATED PARTY TRANSACTIONS

During the six months ended February 28, 2015, the Company incurred wages of $46,500 (February 28, 2014 - $Nil), $50,500 (February 28, 2014 - $Nil), $52,000 (February 28, 2014 - $Nil) and $88,500 (February 28, 2014 - $Nil) to the Executive Vice President of Business Operations, the Executive Vice President of Fuel Cell Operations, the Chief Operating Officer and the President and Chief Executive Office of the Company, respectively.

As of February 28, 2015, unpaid wages of $396,900 (August 31, 2014 - $162,950) was owed to the related parties and is included in accrued liabilities.

As of February 28, 2015, the Company owed notes payable of $50,000 (August 31, 2014 - $50,000) to a former director of the Company.  The notes are non-interest bearing, unsecured and due on demand.

5. CONVERTIBLE DEBT

On October 27, 2014, the Company issued Kodiak Capital Group ("Kodiak") a convertible note in the amount of $165,000 in exchange for consulting services rendered. The note is non-interest bearing, is due on October 27, 2015, and is unsecured. The Company may repay the loan at any time prior to October 27, 2015 without incurring any penalties.

Kodiak may convert the entire loan amount into shares of the Company's common stock, at a conversion price for each share equal to the lowest closing bid price for the common stock for the thirty trading days ending on the trading day immediately before the conversion date multiplied by 50% at any time up to April 28, 2015.

As the value of the shares under the conversion option is greater than the face value of the debt, the value of the shares, should the conversion option be exercised, of $330,000 has been recognized as a liability in these financial statements. Financing fees of $165,000 was recorded on the transaction.

6. COMMITMENTS

On April 28, 2014, the Company entered into a lease agreement for office, warehouse and production space in Atlanta, GA for a term of five years. Under the agreement, the Company is committed to rent payments of a minimum of $ 13,374 per month commencing November 1, 2014.

Under the agreement, the Company is committed to the following monthly rent payments:

Dates	Monthly Amount

Through October 2015	$13,374
November 1, 2015 to October 31, 2016	$13,776
November 1, 2016 to October 31, 2017	$14,189
November 1, 2017 to October 31, 2018	$14,615
November 1, 2018 to October 31, 2019	$15,053

Under the agreement, the Company also has to incur $125,000 in leasehold improvements by September 30, 2014. If the expenses are not incurred by September 30, 2014, the total lease will be in default. As of the date of these financial statements, the Company has not yet incurred the required expenditures and the lease is in default.

On March 1, 2014, the Company entered into an employment agreement with the President and Chief Executive Officer of the Company. Under the agreement, the Company will pay him an annual salary of $177,000 for 18 months with a 25% increase after 18 months. The agreement will be in effect for 3 years.

On March 1, 2014, the Company entered into an employment agreement with the Chief Operating Officer of the Company. Under the agreement, the Company will pay him an annual salary of $104,000 for 18 months with a 25% increase after 18 months. The agreement will be in effect for 3 years.

On March 1, 2014, the Company entered into an employment agreement with the Executive Vice President of Operations of the Company. Under the agreement, the Company will pay him an annual salary of $93,000 for 18 months with a 25% increase after 18 months. The agreement was terminated subsequent to the period ended February 28, 2015.

On May 1, 2014, the Company entered into an employment agreement with the Executive Vice President of Fuel Cell Operations of the Company. Under the agreement, the Company will pay him an annual salary of $112,000. The agreement will be in effect for 5 years.

7. SUBSEQUENT EVENT

On April 7, 2015, the Company issued 34,000 shares at $0.25 per share, 6,667 shares at $0.30 per share and 8,572 shares at $0.35 per share in settlement of obligation to issue shares of $13,500.

On April 7, 2015, the Company issued 80,000 shares at $0.15 per share for gross proceeds of $12,000.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the  Stockholders  and Board of  Directors of  Dominovas  Energy  Corporation
(formerly Western Standard Energy Corp.)

We have audited the accompanying consolidated balance sheets of Dominovas Energy
Corporation  (formerly  Western Standard Energy Corp.) as of August 31, 2014 and
2013  and the  related  consolidated  statements  of  operations,  stockholders'
deficit and cash flows for the years then ended.  These  consolidated  financial
statements   are  the   responsibility   of  the   Company's   management.   Our
responsibility  is to express an opinion on these financial  statements based on our audits.

We conducted our audits in accordance  with the standards of the Public  Company
Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain  reasonable  assurance  whether the  consolidated financial  statements  are free of  material  misstatement.  The  Company is not required  to have,  nor were we engaged  to  perform,  an audit of its  internal control over financial reporting.  Our audits included consideration of internal control over financial  reporting as a basis for designing audit procedures that are appropriate in the  circumstances,  but not for the purpose of expressing an opinion on the  effectiveness  of the Company's  internal control over financial reporting.  Accordingly,  we express  no such  opinion.  An audit also  includes examining,  on a test basis,  evidence supporting the amounts and disclosures in the  financial  statements.  An audit also  includes  assessing  the  accounting principles  used  and  significant  estimates  made  by  management,  as well as evaluating the overall  financial  statement  presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  these consolidated  financial statements present fairly, in all material respects,  the financial  position of Dominovas Energy Corp.  (formerly
Western Standard Energy Corp.) as of August 31, 2014 and 2013 and the results of its  operations  and its cash flows for the years then ended in conformity  with accounting principles generally accepted in the United States of America.

As  discussed  in Note 9 to the  consolidated  financial  statements,  the  2014 financial statements have been restated to correct a misstatement.

The  accompanying  financial  statements  have been  prepared  assuming that the
Company  will  continue  as a  going  concern.  As  discussed  in  Note 1 to the consolidated financial statements,  the Company has not generated revenues since inception,  has incurred  losses in developing its business,  and further losses are anticipated.  The Company requires  additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about the
Company's  ability to continue as a going  concern.  Management's  plans in this regard are  described in Note 1. The  consolidated  financial  statements do not include any adjustments that might result from the outcome of this uncertainty.

                                           /s/ DMCL
                                           DALE MATHESON CARR-HILTON LABONTE LLP
                                           CHARTERED ACCOUNTANTS

Vancouver, Canada
March 27, 2015

                           CONSOLIDATED BALANCE SHEETS
                            (Expressed in US dollars)

                                                                  August 31,             August 31,
                                                                    2014                   2013
                                                                ------------           ------------
                                                                 (Restated-
                                                                 See Note 9)
ASSETS

CURRENT ASSETS
  Cash                                                          $      5,096           $         --
  Prepaids                                                            31,941                  3,156
                                                                ------------           ------------
                                                                      37,037                  3,156
                                                                ------------           ------------
LIABILITIES

CURRENT LIABILITIES
  Bank indebtedness                                             $         --           $         76
  Accounts payable                                                   281,815                 76,464
  Accrued liabilities                                                162,950                  4,500
  Notes payable                                                       50,000                150,000
  Convertible debentures                                                  --                128,289
                                                                ------------           ------------
                                                                     494,765                359,329
                                                                ------------           ------------
LONG-TERM LIABILITIES
  Lease inducement                                              $     51,640           $         --
                                                                ------------           ------------
                                                                     546,405                359,329
                                                                ------------           ------------
STOCKHOLDERS' DEFICIT

COMMON STOCK
  Authorized:
   200,000,000 common shares with par value of $0.001
  Issued and outstanding:
   90,525,125(August 31,2013-33,941,993) common shares                90,525                 33,942
ADDITIONAL PAID IN CAPITAL                                         5,955,334              4,818,940
OBLIGATION TO ISSUE SHARES                                                --                150,000
DEFICIT                                                           (6,555,227)            (5,359,055)
                                                                ------------           ------------
                                                                    (509,368)              (356,173)
                                                                ------------           ------------

                                                                $     37,037           $      3,156
                                                                ============           ============

   The accompanying notes are an integral part of these financial statements

                          DOMINOVAS ENERGY CORPORATION
                    (formerly Western Standard Energy Corp.)
                      Consolidated Statements of Operations
                            (Expressed in US dollars)

                                                       Year ended             Year ended
                                                       August 31,             August 31,
                                                          2014                   2013
                                                      ------------           ------------
                                                       (Restated-
                                                       See Note 9)
EXPENSES
  Audit and accounting fees                           $     60,120                 68,538
  Consulting fees and expenses                              43,750                127,625
  Corporate finance fee                                         --                 47,250
  Directors' fees                                           25,000                     --
  Due diligence fee                                             --                 35,761
  Foreign exchange loss                                      4,087                  1,790
  Gain on settlement of debt                              (140,000)                40,000
  Interest expense                                          16,712                 10,979
  Investor communications and transfer agent                11,711                 13,689
  Write-off of intangible asset                            513,652                     --
  Legal fees                                               208,659                 22,456
  Investment write-off                                     208,788
  Marketing                                                  4,540                     --
  Office and general administration                        101,812                 43,983
  Salaries and management fees                             217,000                     --
  Travel and entertainment                                  70,341                 14,084
                                                      ------------           ------------
                                                         1,346,172                426,155
                                                      ------------           ------------

  NET LOSS                                            $ (1,346,172)          $   (426,155)
                                                      ============           ============

 LOSS PER SHARE - BASIC AND DILUTED                   $      (0.02)          $      (0.02)
                                                      ============           ============
 WEIGHTED AVERAGE NUMBER OF COMMON STOCK
  OUTSTANDING - BASIC AND DILUTED                       66,491,440             27,172,296
                                                      ============           ============

   The accompanying notes are an integral part of these financial statements

                          DOMINOVAS ENERGY CORPORATION
                    (formerly Western Standard Energy Corp.)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Expressed in US dollars)

                                                       Year ended             Year ended
                                                       August 31,             August 31,
                                                          2014                   2013
                                                      ------------           ------------
                                                       (Restated-
                                                       See Note 9)
CASH FLOW FROM OPERATING ACTIVITIES
  Net loss                                            $ (1,346,172)          $   (426,155)
  Non-cash items included in net loss
    Write off of intangible asset                          513,652                     --
    Interest expense                                        11,711                 10,979
    Write-down of investment                               208,788                     --
    Lease inducement                                        51,640                     --
    Loss (Gain) on settlement of debt                     (140,000)                40,000
    Stock issued for service                                42,500                     --
  Changes in non-cash working capital
    Prepaid expenses                                       (28,785)                (3,156)
    Accounts payable and accrued liabilities               477,021                 70,794
                                                      ------------           ------------
NET CASH USED IN OPERATING ACTIVITIES                     (209,645)              (307,538)
                                                      ------------           ------------
INVESTING ACTIVITIES
  Investment in Pro Eco                                    (10,000)                    --
                                                      ------------           ------------
NET CASH USED IN INVESTING ACTIVITIES                      (10,000)                    --
                                                      ------------           ------------
FINANCING ACTIVITIES
  Notes payable                                             50,000                150,000
  Issuance of common shares for cash                       174,817                158,462
  Convertible debt                                              --                 (1,000)
  Bank debt                                                    (76)                    76
                                                      ------------           ------------
NET CASH FROM FINANCING ACTIVITIES                         224,741                307,538
                                                      ------------           ------------
CHANGE IN CASH                                               5,096                     --
Cash, beginning                                                 --                     --
                                                      ------------           ------------
CASH, ENDING                                          $      5,096           $         --
                                                      ============           ============
SUPPLEMENTARY INFORMATION CASH PAID FOR:
  Interest                                            $         --           $         --
  Income tax                                          $         --           $         --
                                                      ============           ============
NON-CASH FINANCING AND INVESTING ACTIVITIES
  Forgiveness of debt                                 $    140,000           $         --
  Loans converted to common shares                    $     75,000           $         --
  Issuance of stock for acquisition
   of Dominovas Energy, LLC                           $    450,000           $         --
  Issuance of stock for acquisition
   of Pro Eco                                         $    198,788           $         --
                                                      ============           ============

   The accompanying notes are an integral part of these financial statements

                          DOMINOVAS ENERGY CORPORATION
                    (formerly Western Standard Energy Corp.)
                Consolidated Statements of Stockholders' Deficit
                            (Expressed in US dollars)

                                         Common stock      Additional   Obligation                                   Total
                                       ----------------     paid in      to Issue   Subscription   Accumulated    Stockholders'
                                       Shares    Amount     capital       Shares     Receivable      Deficit        Deficit
                                       ------    ------     -------       ------     ----------      -------        -------

BALANCE AUGUST 31, 2012               192,136   $    192   $4,670,033   $      --     $  (125)    $(4,932,900)    $  (262,800)

Issuance of stock under private
 placement for cash of $0.00125
 per share                         30,769,857     30,770        7,692          --          --              --          38,462
Issuance of stock under private
 placement for cash of $0.25
 per share                            480,000        480      119,520          --          --              --         120,000
Issuance of stock under debt
 conversion                         2,500,000      2,500          625          --          --              --           3,125
Share subscription cancelled               --         --         (125)         --         125              --              --
Equity portion of convertible
 debt                                      --         --       21,195          --          --              --          21,195
Obligation to issue shares                 --         --           --     150,000          --              --         150,000
Net Loss                                   --         --           --          --          --        (426,155)       (426,155)
                                   ----------   --------   ----------   ---------     -------     -----------     -----------
BALANCE AUGUST 31, 2013            33,941,993     33,942    4,818,940     150,000          --      (5,359,055)       (356,173)

Issuance of stock under private
 placement for cash of $0.01
 per share                          4,301,666      4,302       38,715          --          --              --          43,017
Issuance of stock under debt
 conversion                         3,000,000      3,000       72,000          --          --              --          75,000
Issuance of stock for services      4,250,000      4,250       38,250          --          --              --          42,500
Issuance of stock for
 acquisition of Pro Eco             4,000,000      4,000      194,788          --          --              --         198,788
Cancellation of shares             (4,495,734)    (4,496)       4,496          --          --              --              --
Forgiveness of obligation
 to issue shares                           --         --           --    (150,000)         --         150,000              --
Issuance of stock for
 acquisition of Dominovas          45,000,000     45,000      405,000          --          --              --         450,000
Issuance of stock under private
 placement for cash of $0.25
 per share                            527,200        527      131,273          --          --              --         131,800
Gain on forgiveness of related
 party debt                                --         --      251,872          --          --              --         251,872
Net Loss                                   --         --           --          --          --      (1,346,172)     (1,346,172)
                                   ----------   --------   ----------   ---------     -------     -----------     -----------
BALANCE AUGUST 31, 2014
(Restated - See Note 9)            90,525,125   $ 90,525   $5,955,334   $      --     $    --     $(6,555,227)    $  (509,368)
                                   ==========   ========   ==========   =========     =======     ===========     ===========

   The accompanying notes are an integral part of these financial statements

                          DOMINOVAS ENERGY CORPORATION
                    (FORMERLY WESTERN STANDARD ENERGY CORP.)
                 Notes to the Consolidated Financial Statements
                                 August 31, 2014
                            (Expressed in US dollars)

1. NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS

Dominovas  Energy  Corporation  (formerly  Western  Standard  Energy Corp.) (the
"Company") has an inception date of October 16, 2003 and is  incorporated  under the laws of the State of Nevada.

On November 29,  2013,  the Company  acquired  41% of Pro Eco Energy Ltd.  ("Pro
Eco") in exchange for 4,000,000 of the  Company's  common  shares.  Pro Eco is a private company located in Summerland,  B.C, Canada in the business of providing energy efficient heating,  ventilation and air conditioning ("HVAC") systems for commercial  buildings (Note 3). On December 2, 2013, the Company entered into an agreement to acquire an additional 8.25% of Pro Eco (Note 3).

On February 20, 2014, the Company  acquired 100% of Dominovas Energy LLC., which is  developing  a fuel cell system  (Note 8). On February  24,  2014,  Dominovas
Energy  LLC  changed  its  name  to  Dominovas   Technologies   LLC  ("Dominovas
Technologies") and is a wholly owned subsidiary of the Company.

GOING CONCERN

These  financial  statements have been prepared in accordance with United States
Generally Accepted Accounting Principles (" US GAAP"), on a going concern basis, which contemplated the realization of assets and the satisfaction of liabilities and  commitments  in the normal course of business.  The Company  incurred a net loss of  $1,346,172  for the year ended August 31, 2014 [2013 - $426,155] and at
August 31, 2014 had an  accumulated  deficit of  $6,555,227.  The Company has no revenue and has an accumulated deficit and negative working capital of $457,728.
Further losses are  anticipated in the development of its business and there can be  no  assurance  that  the  Company  will  be  able  to  achieve  or  maintain profitability.  The continuing  operations of the Company and the recoverability of the carrying  value of its assets  depends upon the ability of the Company to obtain necessary financing to fund its on-going working capital requirements and development activities,  and upon future profitable operations. The accompanying
financial   statements   do  not   include  any   adjustments   related  to  the
recoverability  and  classification  of asset carrying amounts or the amount and classification  of  liabilities  that  might  result  from the  outcome  of this uncertainty. There is no assurance that equity or debt capital will be available as necessary to meet the Company's  capital  requirements  or, if the capital is available,  that it will be on terms acceptable to the Company. The issuances of additional equity  securities by the Company may result in significant  dilution in the equity interests of its current shareholders. Obtaining commercial loans, assuming those loans would be available, will increase the Company's liabilities and future cash commitments. If the Company is unable to obtain financing in the amounts and on terms deemed  acceptable,  the business and future success may be adversely affected.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND CONSOLIDATION

These  consolidated  financial  statements  and related  notes are  presented in accordance with accounting  principles  generally  accepted in the United States
("US GAAP"),  and are  expressed  in US dollars.  These  consolidated  financial statements  include the accounts of the Company,  its  wholly-owned  subsidiary,
Dominovas  Technologies.  All inter-company  balances and transactions have been eliminated on consolidation.

 USE OF ESTIMATES AND ASSUMPTIONS

The  preparation  of financial  statements in  conformity  with US GAAP required management to make  estimated and  assumption  that affect the report amounts of assets and liabilities and disclosure of contingent  assets and liability at the date of the  financial  statements  and the  reported  amounts of  revenues  and expenses during the reporting period. The Company regularly  evaluates estimates and  assumptions.  The Company bases its estimates  and  assumptions  on current facts,  historical  experience  and various other factors that it believes to be reasonable  under the  circumstances,  the  results of which form the basis from making  judgments  about the carrying  values of assets and  liabilities and the accrual of costs and expenses that are not readily  apparent from other sources.
The  actual  results  experienced  by the  Company  may  differ  materially  and adversely  from the  Company's  estimates.  To the  extent  there  are  material differences  between the estimates  and the actual  results,  future  results of operations will be affected.

FINANCIAL INSTRUMENTS NAD FAIR VALUE MEASURES

ASC 820, "Fair Value  Measurements  and  Disclosures"  ("ASC 820"),  requires an entity  to  maximize  the  use of  observable  inputs  and  minimize  the use of unobservable  inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent,  objective evidence surrounding the inputs used to measure  fair  value.  A  financial  instrument's  categorization within the fair value  hierarchy is based upon the lowest level of input that is significant to the fair value  measurement.  ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

LEVEL 1

Level 1 applies to assets or  liabilities  for which there are quoted  prices in active markets for identical assets or liabilities.

LEVEL 2

Level 2 applies to assets or  liabilities  for which there are inputs other than quoted  prices that are  observable  for the asset or  liability  such as quoted prices for similar assets or liabilities  in active  markets;  quoted prices for
identical  assets  or  liabilities  in  markets  with  insufficient   volume  or
infrequent  transactions (less active markets);  or model-derived  valuations in which significant  inputs are observable or can be derived  principally from, or corroborated by, observable market data.

LEVEL 3

Level 3 applies  to  assets or  liabilities  for which  there are no  observable inputs to the valuation  methodology that are relevant to the measurement of the fair value of the assets or liabilities.

The Company's financial  instruments consist of cash, accounts payable,  accrued liabilities, notes payable, and convertible debentures. Pursuant to ASC 820, the fair value of cash is determined based on "Level 1" inputs.  The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

FOREIGN CURRENCY TRANSLATION

The  Company's  functional  currency  is US  dollars.  Transactions  in  foreign currencies are translated into the currency of measurement at the exchange rates in effect on the  transaction  date.  Monetary  balance sheet items expressed in foreign  currencies  are  translated  into US dollars at the  exchange  rates in effect at the balance sheet date.  The resulting  exchange  gains and losses are recognized in net loss.

 The Company's  integrated  foreign  subsidiary is financially  or  operationally dependent on the Company.  The Company uses the temporal method to translate the accounts  of its  integrated  operations  into US dollars.  Monetary  assets and liabilities  are translated at the exchange rates in effect at the balance sheet date.  Non-monetary  assets and liabilities are translated at historical  rates.
Revenues and expenses are translated at average rates for the period, except for amortization,  which is translated on the same basis as the related  asset.  The resulting exchange gains or losses are recognized in net loss.

INCOME TAXES

The Company  accounts for income taxes using the asset and  liability  method in accordance with ASC 740, "Income Taxes". The asset and liability method provides that deferred tax assets and  liabilities are recognized for the expected future tax consequences of temporary  differences  between the financial  reporting and tax bases of assets  and  liabilities,  and for  operating  loss and tax  credit carryforwards.  Deferred  tax  assets and  liabilities  are  measured  using the currently enacted tax rates and laws that will be in effect when the differences are  expected to reverse.  The Company  records a valuation  allowance to reduce deferred  tax assets to the amount that is  believed  more likely than not to be realized. As of December 31, 2014 and 2013, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The  Company is required to file  federal and  provincial  income tax returns in
Canada and federal, state and local income tax returns in the US, as applicable.
The Company may be subject to a reassessment  of federal and  provincial  income taxes by Canadian tax  authorities  for a period of three years from the date of the original  notice of assessment in respect of any  particular  taxation year.
For Canadian  and US income tax  returns,  the open  taxation  year is 2009.  In certain  circumstances,  the US federal  statute of limitations can reach beyond the standard three year period.  US state statutes of limitations for income tax assessment  vary from state to state.  Tax authorities of Canada and US have not audited any of the Company's,  or its subsidiaries',  income tax returns for the open taxation years noted above.

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense.  During the years ended  August 31, 2014 and 2013,  there were no charges or provisions for interest or penalties.

INVESTMENTS

Long term  investments in which the Company has voting  interests of 20% to 50%, or  where  the  Company  otherwise  has  the  ability  to  exercise  significant influence,  are accounted for using the equity  method.  Under this method,  the
Company's share of the investees' earnings and losses are included in operations and its  investments  therein  are  adjusted  by a like  amount.  Dividends  are credited to the investment accounts.

LOSS PER SHARE

Basic  loss per share is  computed  by  dividing  net loss  available  to common shareholders by the weighted average number of outstanding  common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares  outstanding  during the period.  Dilutive  loss per share  excludes  all potential  common shares if there effect is  anti-dilutive.  Because the Company does not have any  potentially  dilutive  securities,  diluted loss per share is equal to basic loss per share.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company has limited  operations  and is considered to be in the  development stage.  In the period ended August 31, 2014, the Company  elected to early adopt
Accounting Standards Update No. 2014-10, DEVELOPMENT STAGE ENTITIES (TOPIC 915):
ELIMINATION OF CERTAIN FINANCIAL  REPORTING  REQUIREMENTS.  The adoption of this
ASU allows  the  Company to remove the  inception  to date  information  and all references to development stage.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting  pronouncements that have been issued that might have a material impact on its financial position or results of operations.

 3. INTEREST IN PRO ECO ENERGY

On November  29,  2013,  the  Company  acquired  41% of Pro Eco in exchange  for
4,000,000 of the Company's common shares with a fair value of $198,788 (Note 5).

On December 2, 2013, the Company  entered into an agreement with Enertopia Corp.
("Enertopia")  to acquire an  additional  8.25% of Pro Eco in  exchange  for the following payments:

     *    $10,000 due on December 2, 2013 (paid);
     *    $10,000 due December 31, 2013 (unpaid);
     *    $10,000 due January 31, 2014 (unpaid); and
     *    $10,000 due May 31, 2014 (unpaid).

The  Company  is  accounting  for the  investment  using the cost  method as the
Company is not able to exercise significant influence over Pro Eco.

Subsequent to August 31, 2014,  management determined that the investment in Pro
Eco had lower than  anticipated  value and they would not pursue the  investment further.  No future proceeds were anticipated and accordingly the carrying value was reduced to $Nil.

4. CONVERTIBLE DEBENTURE

On May 22, 2013,  the Company  entered into an agreement  whereby a  convertible debenture  (the  "Debenture"),  in the amount of  CDN$140,000,  was issued.  The
Debenture is also convertible,  only upon default,  into shares of the Company's common stock equal in number to 50% of the total issued and  outstanding  common shares of the Company at the time of  conversion.  The  Debenture is  unsecured, non-interest  bearing  and  matures on May 15,  2014.  The  Company  also had to deliver 600,000 common shares of the Company by May 15, 2014.

On February 11, 2014,  the  Debenture  holder agreed to cancel the Debenture and waived any and all  obligation  of the Company to pay the debenture or issue the shares.  As a result, a gain on the forgiveness of the debenture of $140,000 and a charge against deficit on the forgiveness of the obligation to issue shares of
$150,000 has been recognized for the year ended August 31, 2014.

5. COMMON STOCK

Authorized: 200,000,000 common shares.

On April  14,  2010,  the  Company  adopted a stock  option  plan  allowing  the
Company's directors to grant up to 5,000,000 stock options pursuant to the terms and  conditions  of the stock option plan. As of August 31, 2014 no options have been granted.

On November 12, 2012,  the Company issued  30,769,857  shares of common stock at
$0.00125 per share for gross proceeds of $38,462.

On November 27, 2012,  the Company  issued  480,000  common  shares at $0.25 per share for gross proceeds of $120,000.

On November 12, 2012,  the Company  issued  2,500,000  shares of common stock in exchange for the conversion of $3,125 of debt (Note 3).

On December 1, 2013,  the Company issued  1,000,000  shares to an officer of the
Company  for  accounting  services  rendered.  The fair  value of the  shares is
$10,000.

On December 1, 2013,  the Company issued  1,000,000  shares to a director of the
Company  for  consulting  services  rendered.  The fair  value of the  shares is
$10,000.

On December 1, 2013,  the Company  issued  2,250,000  shares to directors of the
Company for directors' fees. The fair value of the shares is $22,500.

On December 6, 2013, the Company issued  3,016,666 shares at $0.01 per share for gross proceeds of $30,167.

 On  December  15,  2013,  the  Company  issued  the  4,000,000  shares  for  the acquisition  of 41% of Pro  Eco.  The  estimated  fair  value of the  shares  on issuance was $198,788 (Note 3).

On December  20, 2013,  the Company  issued  3,000,000  shares to settle debt of
$75,000  owing to an officer of the Company and to the  President and CEO of the
Company. The fair value of the shares was $30,000. The gain on the settlement of the debt of $45,000 has been recorded as additional paid in capital.

On January 22, 2014, the Company issued  1,285,000 shares at $0.01 per share for gross proceeds of $12,850.

On February  20, 2014,  the Company  acquired  100% of  Dominovas  Energy LLC in exchange for 45,000,000 of the Company's common shares. The estimated fair value of the shares on issuance was $450,000 (Note 8).

On February 20, 2014, a director of the Company cancelled 4,495,734 shares owned by the President and CEO of the Company.

On May 15, 2014,  the Company issued 467,200 shares at $0.25 per share for gross proceeds of $116,800.

On August 31,  2014,  the Company  issued  60,000  shares at $0.25 per share for gross proceeds of $15,000.

6. RELATED PARTY TRANSACTIONS

During the year ended  August 31, 2014,  the Company  incurred  $23,000  (2013 -
$87,000) in  consulting  fees to a relative of a director of the Company.  As of
August 31, 2014, $Nil (2013 - $22,500) owing to the related party is included in accounts  payable.  The amount is  unsecured,  non-interest  bearing  and due on demand.

During the year ended  August 31, 2014,  the Company  incurred  $23,514  (2013 -
$55,000) in accounting fees to a director of the Company. As of August 31, 2014,
$Nil  (2013 -  $41,096)  owing to the  related  party is  included  in  accounts payable. The amount is unsecured, non-interest bearing and due on demand.

During the year ended August 31,  2014,  the Company  incurred  wages of $46,500
(2013 - $Nil),  $30,000 (2013 - $Nil), $52,000 (2013 - $Nil) and $88,500 (2013 -
$Nil)  to the  Executive  Vice  President  of  Operations,  the  Executive  Vice
President of Fuel Cell Operations, the Chief Operating Officer and the President
and Chief Executive Office of the Company,  respectively. As of August 31, 2014, unpaid wages of $162,950  (2013 - $Nil) was owing to the related  parties and is included in accounts payable.

As of August  31,  2014,  the  Company  owed notes  payable  of $50,000  (2013 -
$75,000) to a director of the Company and $Nil (2013 - $75,000) to a relative of a director of the Company. The notes are non-interest bearing, unsecured and due on demand.

7. INCOME TAXES

As  of  August  31,  2014,  the  Company  had   accumulated   non-capital   loss
carry-forwards of approximately $5,300,000. These losses are available to reduce taxable  income in  future  taxation  years and begin to expire in 2025  after a carry-forward  period of 20 years.  The  Company  is  required  to  compute  the deferred tax benefits from non-capital loss  carrying-forwards.  However, due to the  uncertainty of realization of these loss  carry-forwards,  a full valuation allowance has been provided against this deferred tax asset.

At August 31, 2014 and 2013,  the  components  of the  deferred  tax asset,  the statutory  tax  rate,  the  effective  tax rate and the  elected  amount  of the valuation allowance are shown below:
                                              August 31,           August 31,
                                                 2014                 2013
                                             ------------         ------------
Net loss                                     $ (1,346,172)        $   (426,155)
Statutory tax rate                                     35%                  35%
Expected tax recovery                            (471,160)            (149,154)
Non-deductible items                               92,557               14,000
Change in valuation allowance                     278,604              135,154
                                             ------------         ------------
Actual tax recovery                          $         --         $         --
                                             ============         ============

                                              August 31,           August 31,
                                                 2014                 2013
                                             ------------         ------------
Non-capital tax loss carry forwards          $  5,301,727         $  4,505,717
Statutory tax rate                                     35%                  35%
Deferred tax asset                              1,855,604            1,577,001
Less: valuation allowance                      (1,855,604)          (1,577,001)
                                             ------------         ------------
NET DEFERRED TAX ASSET                       $         --         $         --
                                             ============         ============

8. COMMITMENTS

The Company entered into a lease  agreement for a term of five years  commencing
May 1, 2014.  Under the  agreement,  the Company is committed  to the  following monthly rent payments:

             Dates                                    Monthly Amount
             -----                                    --------------
November 1, 2014 to October 2015                         $13,374
November 1, 2015 to October 31, 2016                      13,775
November 1, 2016 to October 31, 2017                      14,188
November 1, 2017 to October 31, 2018                      14,614
November 1, 2018 to October 31, 2019                     $15,053

Under  the  agreement,  the  Company  also has to incur  $125,000  in  leasehold improvements  by  September  30,  2014.  If the  expenses  are not  incurred  by
September 30, 2014, the total lease will be in default.  As of the date of these financial statements, the Company has not yet incurred the required expenditures and the lease is in default.

On March 1, 2014,  the Company  entered into an  employment  agreement  with the
President and Chief Executive Officer of the Company.  Under the agreement,  the
Company  will pay him an annual  salary  of  $177,000  for 18 months  with a 25%
increase after 18 months. The agreement will be in effect for 3 years.

On March 1, 2014,  the Company  entered into an  employment  agreement  with the
Chief Operating  Officer of the Company.  Under the agreement,  the Company will pay him an annual salary of $104,000 for 18 months with a 25% increase  after 18 months. The agreement will be in effect for 3 years.

On March 1, 2014,  the Company  entered into an  employment  agreement  with the
Executive  Vice  President  of Business  Operations  of the  Company.  Under the
agreement,  the Company  will pay him an annual  salary of $93,000 for 18 months with a 25%  increase  after 18  months.  The  agreement  will be in effect for 3 years.

On May 1, 2014,  the  Company  entered  into an  employment  agreement  with the
Executive  Vice  President of Fuel Cell  Operations  of the  Company.  Under the
agreement,  the Company will pay him an annual salary of $112,000. The agreement will be in effect for 5 years.

9. ACQUISITION OF DOMINOVAS ENERGY LLC

On February 20, 2014,  the Company  acquired 100% of Dominovas  Technologies  by issuing  45,000,000  of its common stock with a fair value of  $450,000.  At the date of the acquisition,  Dominovas  Technologies had net liabilities of $63,652 and the Company recognized goodwill of $513,652 on the acquisition. As Dominovas
Technologies  has not  commenced  operations  or earned  any  revenues  to date, management has determined goodwill to be impaired and has written off the entire amount as of August 31, 2014.

10. RESTATEMENT OF CURRENT YEAR FINANCIAL STATEMENTS

During the preparation of the financial statements for the year ended August 31,
2014,  management  identified  a potential  default in a lease  agreement  which indicated  that  the  Company  would  permanently  cease  to use  the  premises;
therefore  an  accrual  was made to  recognize  the  losses  under  the  onerous contract.  Subsequent to the year ended August 31, 2014, it was determined  that the accrual was  unnecessary  as the Company has not abandoned the lease and are still  using  the  premises.  A  lease  inducement  has  also  been  recognized, representing rental discount received during the year.

During the preparation of the financial statements for the year ended August 31,
2014, management used the equity method to account for its investment in Pro Eco
(Note 3);  however,  because  the  Company  did not have the ability to exercise significant  influence  over Pro Eco and because the fair value of the shares is not easily determinable, management subsequently recognized that the cost method would be more appropriate.

The net effect of these  adjustments  are that assets  decreased by $192,906 and liabilities decreased by $800,441 which lead to a $607,535 decrease in net loss.

                                           As previously
                                              reported               Change              Restated
                                              --------               ------              --------
CONSOLIDATED BALANCE SHEET:

Investment in Pro Eco                       $   192,906           $  (192,906)          $        --

Total Assets                                $   229,943           $  (192,906)          $    37,037

Accrued liabilities                         $ 1,015,031           $   852,081           $   162,950

Lease inducement                            $        --           $    51,640           $    51,640

Total Liabilities                           $ 1,346,846           $  (800,441)          $   546,405

Stockholder's Deficit                       $(7,162,762)          $   607,535           $(6,555,227)

CONSOLIDATED STATEMENT OF OPERATIONS:

Investment write-off                        $        --           $   208,788           $   208,788

Loss on equity investment                   $    15,882           $   (15,882)          $        --

Office and general
administration                              $   902,253           $  (800,441)          $   101,812

Net Loss                                    $(1,953,708)          $   607,536           $(1,346,172)

Loss per share                              $     (0.03)          $      0.01           $     (0.02)

11. SUBSEQUENT EVENT

On October 17, 2014,  the Company  issued  20,000  shares at $0.25 per share for gross proceeds of $5,000.

During the period ended November 30, 2014, the Company received subscriptions of
$17,500 to issue  70,000  shares at $0.25 per share.  Shares  were  issued as of
February 28, 2014.

During the period ended November 30, 2014, the Company received subscriptions of
$3,700 to issue  10,572  shares at $0.35 per  share.  Shares  were  issued as of
February 28, 2014.

             [LETTERHEAD OF DALE MATHESON CARR-HILTON LABONTE LLP]

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE STOCKHOLDERS AND BOARD OF DIRECTORS OF WESTERN STANDARD ENERGY CORP.

We have audited the accompanying balance sheets of Western Standard Energy Corp.
(an  exploration  stage  company) as of August 31, 2013 and 2012 and the related statements of  operations,  cash flows and  stockholders'  deficit for the years then ended and the period from October 16, 2003  (inception) to August 31, 2013.
These financial  statements are the responsibility of the Company's  management.
Our responsibility is to express an opinion on these financial  statements based on our audits.

We conducted our audits in accordance  with the standards of the Public  Company
Accounting Oversight Board (United States). Those standards require that we plan and  perform  an audit to obtain  reasonable  assurance  whether  the  financial statements  are free of material  misstatement.  The Company is not  required to have,  nor were we engaged to perform,  an audit of its  internal  control  over financial reporting.  Our audit included  consideration of internal control over financial  reporting  as  a  basis  for  designing  audit  procedures  that  are appropriate  in the  circumstances,  but not for the  purpose of  expressing  an opinion on the  effectiveness  of the Company's  internal control over financial reporting.  Accordingly,  we express  no such  opinion.  An audit also  includes examining,  on a test basis,  evidence supporting the amounts and disclosures in the  financial  statements.  An audit also  includes  assessing  the  accounting principles  used  and  significant  estimates  made  by  management,  as well as evaluating the overall financial  statement  presentation.  We believe our audit provides a reasonable basis for our opinion.

In our opinion,  these  financial  statements  present  fairly,  in all material respects,  the financial  position of Western Standard Energy Corp. as of August
31, 2013 and 2012 and the results of its  operations  and its cash flows for the years then ended and the period from October 16, 2003 (inception) through August
31, 2013 in conformity  with  accounting  principles  generally  accepted in the
United States of America.

The  accompanying  financial  statements  have been  prepared  assuming that the
Company  will  continue  as a  going  concern.  As  discussed  in  Note 1 to the financial  statements,  the Company has not generated  revenues since inception, has  incurred  losses  in  developing  its  business,  and  further  losses  are anticipated.  The Company requires  additional funds to meet its obligations and the costs of its  operations.  These factors raise  substantial  doubt about the
Company's  ability to continue as a going  concern.  Management's  plans in this regard are  described  in Note 1. The  financial  statements  do not include any adjustments that might result from the outcome of this uncertainty.

                                /s/ Dale Matheson Carr-Hilton Labonte LLP
                                ------------------------------------------------
                                                           CHARTERED ACCOUNTANTS
Vancouver, Canada
December 2, 2013

                          Western Standard Energy Corp.
                         (An Exploration Stage Company)

                                 BALANCE SHEETS

                                                                August 31,             August 31,
                                                                   2013                   2012
                                                               ------------           ------------
ASSETS

CURRENT ASSETS
  Prepaids                                                     $      3,156           $         --
                                                               ------------           ------------

                                                               $      3,156           $         --
                                                               ============           ============
LIABILITIES

CURRENT LIABILITIES
  Bank indebtedness                                            $         76           $         --
  Accounts payable and accrued liabilities                           80,964                202,800
  Notes payable                                                     150,000                 60,000
  Convertible debentures                                            128,289                     --
                                                               ------------           ------------
                                                                    359,329                262,800
                                                               ------------           ------------
STOCKHOLDERS' DEFICIT

COMMON STOCK
  Authorized:
   200,000,000 common shares with par value of $0.001
  Issued and outstanding:
   33,941,993 and 192,136 common shares respectively                 33,942                    192
ADDITIONAL PAID IN CAPITAL                                        4,818,940              4,670,033
OBLIGATION TO ISSUE SHARES                                          150,000                     --
SUBSCRIPTION RECEIVABLE                                                  --                   (125)
DEFICIT ACCUMULATED DURING EXPLORATION STAGE                     (5,359,055)            (4,932,900)
                                                               ------------           ------------
                                                                   (356,173)              (262,800)
                                                               ------------           ------------

                                                               $      3,156           $         --
                                                               ============           ============

   The accompanying notes are an integral part of these financial statements

                          Western Standard Energy Corp.
                         (An Exploration Stage Company)

                            STATEMENTS OF OPERATIONS

                                                                                                  Cumulative from
                                                                                                  October 16, 2003
                                                       Year ended             Year ended           (Inception) to
                                                       August 31,             August 31,             August 31,
                                                          2013                   2012                   2013
                                                      ------------           ------------           ------------
EXPENSES
  Advertising and promotion                           $         --           $         --           $     48,670
  Audit and accounting fees                                 68,538                 10,833                360,739
  Depreciation                                                  --                     --                 12,280
  Consulting fees and expenses                             127,625                 82,723                228,264
  Corporate finance fee                                     47,250                     --                 47,250
  Due diligence fee                                         35,761                     --                 35,761
  Foreign exchange loss                                      1,790                     --                 25,576
  Gain on disposal of oil and gas properties                    --                     --                 (5,810)
  Gain on settlement of debt                                    --                     --               (104,992)
  Interest expense                                          10,979                 17,205                 83,548
  Interest income                                               --                     --                 (3,716)
  Investor communications and transfer agent                13,689                 10,085                526,567
  Legal fees                                                22,456                    952                258,105
  Office and general administration                         43,983                     --                240,405
  Product development                                           --                     --                876,451
  Salaries and management fees                                  --                     --              1,283,083
  Stock-based compensation                                      --                     --                104,366
  Travel and entertainment                                  14,084                     --                207,891
  Web and graphic design                                        --                     --                129,716
  Write-down of assets and liabilities, net                     --                     --                (34,650)
  Write-down of oil and gas property                            --                     --              1,000,551
                                                      ------------           ------------           ------------
                                                           386,155                121,798              5,319,055
                                                      ------------           ------------           ------------
OTHER ITEMS
  Loss on extinguishment of debt                            40,000                     --                 40,000
                                                      ------------           ------------           ------------

 NET LOSS                                             $   (426,155)          $   (121,798)          $ (5,359,055)
                                                      ============           ============           ============

LOSS PER SHARE - BASIC AND DILUTED                    $      (0.02)          $      (0.63)
                                                      ============           ============
WEIGHTED AVERAGE NUMBER OF COMMON STOCK
 OUTSTANDING - BASIC AND DILUTED                        27,172,296                192,136
                                                      ============           ============

   The accompanying notes are an integral part of these financial statements

                          Western Standard Energy Corp.
                         (An Exploration Stage Company)

                            STATEMENTS OF CASH FLOWS

                                                                                                    Cumulative from
                                                                                                    October 16, 2003
                                                         Year ended             Year ended           (Inception) to
                                                         August 31,             August 31,             August 31,
                                                            2013                   2012                   2013
                                                        ------------           ------------           ------------
CASH FLOW FROM OPERATING ACTIVITIES
  Net loss                                              $   (426,155)          $   (121,798)          $ (5,359,055)
  Non-cash items included in net loss
   Impairment of oil and gas properties                           --                     --                960,551
   Gain on disposal of oil and gas properties                     --                     --                 (5,809)
   Interest                                                   10,979                 17,205                 34,080
   Write-down of accounts payable                                 --                     --                 30,374
   Write-down of assets                                           --                     --                 (4,276)
   Write-down of oil and gas properties                           --                     --                 40,000
   Depreciation                                                   --                     --                 12,280
   Gain on settlement of debt                                     --                     --               (104,992)
   Stock issued for service                                       --                     --                104,366
   Loss on extinguishment of debt                             40,000                     --                 40,000
  Changes in non-cash working capital
   Receivables                                                    --                     --                 (1,070)
   Prepaid expenses                                           (3,156)                    --                 28,494
   Accounts payable and accrued liabilities                   70,794                104,593                198,141
                                                        ------------           ------------           ------------
NET CASH USED IN OPERATING ACTIVITIES                       (307,538)                    --             (4,026,916)
                                                        ------------           ------------           ------------
INVESTING ACTIVITIES
  Purchase of equipment                                           --                     --                (20,287)
  Expenditures on oil and gas properties                          --                     --               (703,242)
  Proceeds on sale of oil and gas properties                      --                     --                 38,500
                                                        ------------           ------------           ------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES               --                     --               (685,029)
                                                        ------------           ------------           ------------
FINANCING ACTIVITIES
  Bank indebtedness                                               76                     --                     76
  Due to related parties                                          --                     --              1,307,771
  Note payable                                               150,000                     --                210,000
  Issuance of common shares for cash                         158,462                     --              2,843,462
  Convertible debt                                            (1,000)                    --                 (1,000)
  Net cash acquired on recapitalization                           --                     --                351,636
                                                        ------------           ------------           ------------
NET CASH FROM FINANCING ACTIVITIES                           307,538                     --              4,711,945
                                                        ------------           ------------           ------------

CHANGE IN CASH                                                    --                     --                     --
Cash, beginning                                                   --                     --                     --
                                                        ------------           ------------           ------------
CASH, ENDING                                            $         --           $         --           $         --
                                                        ============           ============           ============
SUPPLEMENTARY INFORMATION CASH PAID FOR:
  Interest                                              $         --           $         --           $     34,382
  Income tax                                            $         --           $         --           $         --
                                                        ============           ============           ============
NON-CASH FINANCING AND INVESTING ACTIVITIES
  Forgiveness of debt                                   $         --           $         --           $     24,000
  Loans settled with oil and gas property interest      $         --           $         --           $    214,138
  Loans converted to common shares                      $         --           $         --           $    879,842
  Oil and gas property purchased for common shares      $         --           $         --           $    450,000
                                                        ============           ============           ============

   The accompanying notes are an integral part of these financial statements

                          Western Standard Energy Corp.
                         (An Exploration Stage Company)

                       STATEMENTS OF STOCKHOLDERS' DEFICIT
             FOR THE PERIOD FROM OCTOBER 16, 2003 TO AUGUST 31, 2013

                                        Common stock        Additional   Obligation                                 Total
                                      ----------------       paid in      to Issue   Subscription  Accumulated   Stockholders'
                                      Shares     Amount      capital       Shares     Receivable     Deficit       Deficit
                                      ------     ------      -------       ------     ----------     -------       -------
BALANCE - OCTOBER 16, 2003
(DATE OF INCEPTION)                        --    $    --   $       --    $      --      $   --     $        --   $        --
Issuance of stock at $0.001
 per share                                  2         --           --           --          --              --            --
Net loss                                   --         --           --           --          --        (150,261)     (150,261)
                                   ----------    -------   ----------    ---------      ------     -----------   -----------
BALANCE - AUGUST 31, 2004                   2         --           --           --          --        (150,261)     (150,261)
Issuance of stock for services
 at $0.001 per share                   27,000         27       17,973           --          --              --        18,000
Issuance of stock for services
 at $0.001 per share                      562          1          374           --          --              --           375
Net loss                                   --         --           --           --          --        (491,574)     (491,574)
                                   ----------    -------   ----------    ---------      ------     -----------   -----------
BALANCE AUGUST 31, 2005                27,564         28       18,348           --          --        (641,835)     (623,460)
Issuance of stock for services
 at $0.001 per share                    4,500          4        2,996           --          --              --         3,000
Issuance of stock for loan
 conversions at $0.0335 per
 share                                  2,812          3       94,307           --          --              --        94,310
Issuance of stock for loan
 conversions at $0.0676 per
 share                                 11,625         12      785,520           --          --              --       785,532
Net loss                                   --         --           --           --          --        (336,776)     (336,776)
                                   ----------    -------   ----------    ---------      ------     -----------   -----------
BALANCE AUGUST 2006                    46,501         47      901,171           --          --        (978,611)      (77,394)
Cancellation of shares returned
 to treasury at $0.001 per share       (1,387)        (1)        (924)          --          --              --          (925)
Issuance of stock for cash at
 $0.0005 per share                     93,750         93       49,907           --          --              --        50,000
Issuance of stock under private
 placement for cash at $0.333 per
 share                                    600          1      199,999           --          --              --       200,000
Issuance of stock under private
 placement for cash at $0.667 per
 share                                    862          1      574,999           --          --              --       575,000
Cancellation of shares                (54,862)       (55)          54           --          --              --            --
Recapitaliztion adjustment                 --         --     (305,127)          --          --              --      (305,127)
Issuance of stock under private
 placement for cash at $0.667 per
 share                                    450         --      300,000           --          --              --       300,000
Issuance of stock uinder private
 placement for cash at $0.379 per
 share                                    528          1      199,999           --          --              --       200,000
Issuance of stock under private
 placement for cash at $0.238 per
 share                                    419         --      100,000           --          --              --       100,000
Issuance of stock for assignment
 of farmout agreement at $0.30 per
 share                                  1,500          1      449,999           --          --              --       450,000
Net loss                                   --         --           --           --          --      (1,163,678)   (1,163,678)
                                   ----------    -------   ----------    ---------      ------     -----------   -----------
BALANCE AUGUST 31, 2007                88,361         88    2,470,077           --          --      (2,142,289)      327,876
Issuance of stock under private
 placement for cash of $0.26 per
 share                                    576          1      149,999           --          --              --       150,000
Cancellation of stock                  (3,234)        (3)           3           --          --              --            --
Issuance of stock under private
 placement for cash of $0.40 per
 share                                  1,600          2      639,998           --          --              --       640,000
Issuance of stock under private
 placement for cash of $0.50 per
 share                                  1,500          1      749,999           --          --              --       750,000
Issuance of stock under private
 placement for cash of $0.30 per
 share                                    833          1      249,999           --          --              --       250,000
Issuance of stock under private
 placement for cash of $0.25 per
 share                                    400         --      100,000           --          --              --       100,000
Obligation to issue shares                 --         --           --       45,083          --              --        45,083
Net loss                                   --         --           --           --          --      (1,133,589)   (1,133,589)
                                   ----------    -------   ----------    ---------      ------     -----------   -----------
BALANCE AUGUST 31, 2008                90,036         90    4,360,075       45,083          --      (3,275,878)    1,129,370
Issuance of stock under private
 placement for cash of $0.15 per
 share                                  1,000          1      149,999           --          --              --       150,000
Issuance of stock under private
 placement for cash of $0.05 per
 share                                    600          1       29,999           --          --              --        30,000
Issuance of stock under private
 placement for cash of $0.03 per
 share                                    500         --       15,000           --          --              --        15,000
Obligation to issue shares                 --         --           --       62,984          --              --        62,984
Net Loss                                   --         --           --           --          --      (1,437,460)   (1,437,460)
                                   ----------    -------   ----------    ---------      ------     -----------   -----------
BALANCE AUGUST 31, 2009                92,136         92    4,555,073      108,067          --      (4,713,338)      (50,106)
Obligation to issue shares-debt
 settled                                   --         --           --     (108,067)         --              --      (108,067)
Settlement of related party debt           --         --      117,542           --          --              --       117,542
Sale of UK Subsidiary                      --         --       (2,607)          --          --              --        (2,607)
                                      100,000        100           25           --        (125)             --            --
Net Loss                                   --         --           --           --          --         (62,801)      (62,801)
                                   ----------    -------   ----------    ---------      ------     -----------   -----------
BALANCE AUGUST 31, 2010               192,136        192    4,670,033           --        (125)     (4,776,139)     (106,039)
Net Loss                                   --         --           --           --          --         (34,963)      (34,963)
                                   ----------    -------   ----------    ---------      ------     -----------   -----------
BALANCE AUGUST 31, 2011               192,136        192    4,670,033           --        (125)     (4,811,102)     (141,002)

Net Loss                                   --         --           --           --          --        (121,798)     (121,798)
                                   ----------    -------   ----------    ---------      ------     -----------   -----------
BALANCE AUGUST 31, 2012               192,136        192    4,670,033           --        (125)     (4,932,900)     (262,800)
Issuance of stock under private
 placement for cash of $0.00125
 per share                         30,769,857     30,770        7,692           --          --              --        38,462
Issuance of stock under private
 placement for cash of $0.25
 per share                            480,000        480      119,520           --          --              --       120,000
Issuance of stock under debt
 conversion                         2,500,000      2,500          625           --          --              --         3,125
Share subscription cancelled               --         --         (125)          --         125              --            --
Equity portion of convertible
 debt                                      --         --       21,195           --          --              --        21,195
Obligation to issue shares                 --         --           --      150,000          --              --       150,000
Net Loss                                   --         --           --           --          --        (426,155)     (426,155)
                                   ----------    -------   ----------    ---------      ------     -----------   -----------
BALANCE AUGUST 31, 2013            33,941,993    $33,942   $4,818,940    $ 150,000      $   --     $(5,359,055)  $  (356,173)
                                   ==========    =======   ==========    =========      ======     ===========   ===========

   The accompanying notes are an integral part of these financial statements

                          Western Standard Energy Corp.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2013

1. NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS

Western Standard Energy Corp. (the "Company") has an inception date of September
2003 and is incorporated under the laws of the State of Nevada.

GOING CONCERN

These  financial  statements have been prepared in accordance with United States
Generally Accepted Accounting  Principles ("US GAAP"), on a going concern basis, which contemplated the realization of assets and the satisfaction of liabilities and  commitments  in the normal course of business.  As of August 31, 2013,  the
Company was in the  exploration  stage;  has incurred a net loss of $426,155 for the year ended  August 31, 2013 [2012 -  $121,798]  and at August 31, 2013 had a
deficit  accumulated  of  $5,359,055  [2012 -  $4,932,900].  The  Company has no
revenue and has an accumulated  deficit and negative working capital of $356,173 as of August 31, 2013.  Further losses are anticipated in the development of its business and there can be no assurance  that the Company will be able to achieve or maintain  profitability.  The  continuing  operations  of the Company and the recoverability  of the carrying  value of its assets depends upon the ability of the Company to obtain  necessary  financing to fund its on-going working capital requirements and exploration activities,  and upon future profitable operations.
The accompanying  financial statements do not include any adjustments related to the  recoverability  and  classification of asset carrying amounts or the amount and  classification  of  liabilities  that might result from the outcome of this uncertainty. There is no assurance that equity or debt capital will be available as necessary to meet the Company's  capital  requirements  or, if the capital is available,  that it will be on terms acceptable to the Company. The issuances of additional equity  securities by the Company may result in significant  dilution in the equity interests of its current shareholders. Obtaining commercial loans, assuming those loans would be available, will increase the Company's liabilities and future cash commitments. If the Company is unable to obtain financing in the amounts and on terms deemed  acceptable,  the business and future success may be adversely affected.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements of the Company have been prepared in accordance with US
GAAP and are  presented  in US  dollars.  The  Company is an  exploration  state company and has not realized any revenues to date.

USE OF ESTIMATES AND ASSUMPTIONS

The  preparation  of financial  statements in  conformity  with US GAAP required management to make  estimated and  assumption  that affect the report amounts of assets and liabilities and disclosure of contingent  assets and liability at the date of the  financial  statements  and the  reported  amounts of  revenues  and expenses during the reporting period. The Company regularly  evaluates estimates and  assumptions.  The Company bases its estimates  and  assumptions  on current facts,  historical  experience  and various other factors that it believes to be reasonable  under the  circumstances,  the  results of which form the basis from making  judgments  about the carrying  values of assets and  liabilities and the accrual of costs and expenses that are not readily  apparent from other sources.
The  actual  results  experienced  by the  Company  may  differ  materially  and adversely  from the  Company's  estimates.  To the  extent  there  are  material differences  between the estimates  and the actual  results,  future  results of operations will be affected.

 FINANCIAL INSTRUMENTS

The fair  value  of the  Company's  financial  instruments,  consisting  of bank indebtedness,  accounts  payable,  convertible  debentures and notes payable are estimated to be equal to their carrying value.  It is management's  opinion that the Company is not exposed to  significant  interest,  currency or credit  risks arising from these financial instruments.

FOREIGN CURRENCY TRANSLATION

Foreign  denominated  monetary  assets and liabilities are translated into their
United States dollar equivalents using foreign exchange rates which prevailed at the balance  sheet date.  Expenses are  translated  at average rates of exchange during the period.  Related  translation  adjustments are reported as a separate component of  stockholders'  deficit,  whereas  gains or losses  resulting  from foreign currency transactions are included in results of operations.

INCOME TAXES

Deferred  income taxes are  provided  for tax effects of  temporary  differences between the tax basis of asset and liabilities and their reported amounts in the financial  statements.  The  Company  uses the  liability  method to account for income taxes, which requires deferred taxes to be recorded at the statutory rate expected to being in effect when the taxes are paid.  Valuation  allowances  are provided for a deferred  tax asset when it is probable  that such asset will not be realized.

Management  evaluated  tax  positions  taken  or  expected  to be taken in a tax return.  The evaluation of a tax position  included a determination of whether a tax  position  should  be  recognized  in the  financial  statements  and such a position  should only be  recognized if the Company  determines  that it is more likely than not that the tax position will be sustained upon  examination by the tax authorities,  based upon the technical merits of the position. For those tax positions  that  should be  recognized,  the  measurement  of a tax  position is determined  as being the largest  amount of benefit  that is greater  than fifty percent likely of being realized upon ultimate settlement.

LOSS PER SHARE

Basic  loss per share is  computed  by  dividing  net loss  available  to common shareholders by the weighted average number of outstanding  common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares  outstanding  during the period.  Dilutive  loss per share  excludes  all potential  common shares if there effect is  anti-dilutive.  Because the Company does not have any  potentially  dilutive  securities,  diluted loss per share is equal to basic loss per share.

LONG-LIVED ASSETS

The carrying values of long-lived assets are reviewed on a regular basis for the existence of facts or  circumstances  that may suggest  impairment.  The Company recognized impairment when the fair value is less than the carrying amount of an asset.

RECENT ACCOUNTING PRONOUNCEMENTS

Recent  pronouncements  with future effective dates are either not applicable or are not expected to be significant to the financial statement of the Company.

 3. NOTE PAYABLE

On  December  22,  2009,  the  Company  entered  into a loan  agreement  with an individual and a corporation  (collectively  "the Lenders")  whereby the Company agreed to issue a note  payable in exchange  for  proceeds of $60,000.  The note bears  interest  at 11% per annum,  secured by the assets of the  Company and is payable on demand. Between January 1, 2010 and August 31, 2012, the Lenders paid for  $157,791  in expenses  on behalf of the  Company.  This amount has the same terms as the note payable and has been included in accounts payable as of August
31,  2012.  At August 31,  2012,  the Company  owed  $217,791 to the Lenders and
$35,334 in accrued interest.  During the year ended August 31, 2013, the Company converted the $3,125 of the debt owing to the Lenders to 2,500,000 shares of the
Company (Note 5). The remaining debt was converted into a convertible  debenture
(Note 4).

4. CONVERTIBLE DEBENTURE

On October 29, 2012, the Company  issued to the Lenders a convertible  debenture
(the "Debenture") of $250,000 (Note 3). The Debenture is convertible,  only upon default, into shares of the Company's common stock equal in number to 50% of the total  issued  and  outstanding  common  stock  of the  Company  at the  time of conversion.  The  Company  has also  agreed to  register  the shares that may be convertible  under the Debenture.  The Debenture matures on the earlier of April
1, 2013 or the 90th day following the Company's  receipt of Securities  Exchange
Commission  ("SEC")  approval of the  Registration  statement.  The Debenture is unsecured and does not bear interest.

On May 22, 2013, the Company entered into a securities  purchase  agreement with the  Lenders.  Under this  agreement,  the  Debenture  was  cancelled  and a new convertible  debenture (the "New  Debenture")  in the amount of CDN$140,000  was issued to the Lenders. The New Debenture is also convertible, only upon default, into shares of the  Company's  common  stock equal in number to 50% of the total issued and  outstanding  Common Stock of the Company at the time of  conversion.
The New Debenture is unsecured and matures on May 15, 2014. The Company also has to deliver  600,000 common shares of the Company to the Lenders by May 15, 2014.
As of August 31, 2013, the Company has not yet issued the shares to the Lenders.
As a  result  of  this  transaction,  the  Company  has  recorded  a loss on the extinguishment  of debt of $40,000.  The fair value of the New  Debenture  as of
August 31, 2013 is $128,289 using the effective interest rate of 11%.

5. COMMON STOCK

Authorized: 200,000,000 common shares.

On April  14,  2010,  the  Company  adopted a stock  option  plan  allowing  the
Company's directors to grant up to 5,000,000 stock options pursuant to the terms and  conditions  of the stock option plan. As of August 31, 2013 no options have been granted.

On November 12, 2012, the Company issued 30,769,857 shares of common stock at
$0.00125 per share for gross proceeds of $38,462.

On November 27, 2012,  the Company  issued  480,000  common  shares at $0.25 per share for gross proceeds of $120,000.

On November 12, 2012,  the Company  issued  2,500,000  shares of common stock in exchange for the conversion of $3,125 of debt (Note 3).

6. RELATED PARTY TRANSACTIONS

During the year ended August 31, 2013, the Company  incurred $87,000 (August 31,
2012 - $Nil) in  consulting  fees to a relative of the President of the Company.
The Company is committed to paying its President  consulting  fees of $5,000 per month until  September  30, 2014.  As of August 31, 2013,  $22,500 (2012 - $Nil)
owing to the  related  party is  included  in  accounts  payable.  The amount is unsecured, non-interest bearing and due on demand.

 During the year ended August 31, 2013, the Company  incurred $55,000 (August 31,
2012 - $Nil) in  accounting  fees to an officer of the  Company.  The Company is committed to paying the related party  consulting fees of $5,000 per month until
September  30, 2014.  As of August 31, 2013,  $41,096 (2011 - $Nil) owing to the related  party is  included  in  accounts  payable.  The  amount  is  unsecured, non-interest bearing and due on demand.

During the year ended August 31, 2013, the Company issued $75,000 and $75,000 in notes payable to a relative of the President of the Company and to an officer of the Company, respectively. The notes are non-interest bearing, unsecured and due on demand.

7. INCOME TAXES

As  of  August  31,  2013,  the  Company  had   accumulated   non-capital   loss
carry-forwards of approximately $4,506,000. These losses are available to reduce taxable  income in  future  taxation  years and begin to expire in 2025  after a carry-forward  period of 20 years.  The  Company  is  required  to  compute  the deferred tax benefits from non-capital loss  carrying-forwards.  However, due to the  uncertainty of realization of these loss  carry-forwards,  a full valuation allowance has been provided against this deferred tax asset.

At August 31, 2013 and 2012,  the  components  of the  deferred  tax asset,  the statutory  tax  rate,  the  effective  tax rate and the  elected  amount  of the valuation allowance are shown below:

                                            August 31,              August 31,
                                               2013                    2012
                                           ------------            ------------
Non-capital tax loss carry forwards        $  4,505,717            $  4,159,561
Statutory tax rate                                   35%                     35%
Effective tax rate                                   --                      --
Deferred tax asset                            1,577,001               1,455,846
Less: valuation allowance                    (1,577,001)             (1,455,846)
                                           ------------            ------------
NET DEFERRED TAX ASSET                     $         --            $         --
                                           ============            ============

8. COMMITMENTS

The Company  entered into a lease agreement on January 1, 2013 for a term of two years.  Under the  agreement,  the Company is  committed  to rent  payments of a minimum of $1,779 per month.

9. SUBSEQUENT EVENT

On November  28,  2013,  the Company  entered  into an  agreement  to acquire an investment  of 41% of Pro Eco Energy Ltd.  ("Pro Eco") in exchange for 4,000,000 of the Company's common shares.  Pro Eco is a private BC company in the business of providing energy efficient and  environmentally  friendly heating and cooling
HVAC systems for commercial buildings.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of Dominovas Technologies LLC.

We have audited the accompanying balance sheet of Dominovas Technologies LLC as of August 31, 2013 and 2012, and the related statement of operations, members’ deficit and cash flows for the year ended August 31, 2013 and 2012, and the period from August 13, 2012 (inception) through August 31, 2013.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe our audit provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position Dominovas Technologies LLC as of August 31, 2013 and 2012, and the results of its operations and its cash flows for the year ended August 31, 2013 and 2012, and the period from August 13, 2012 (inception) through August 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has not generated revenues since inception, has incurred losses in developing its business, and further losses are anticipated.  The Company requires additional funds to meet its obligations and the costs of its operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in this regard are described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DALE MATHESON CARR-HILTON LABONTE LLP

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED ACCOUNTANTS
Vancouver, Canada
May 29, 2014

Dominovas Technologies LLC
(A Development Stage Company)
BALANCE SHEET

	August 31, 2013	August 31, 2012
ASSETS

Current
Cash	$10	$-

Total assets	10	-

LIABILITIES

Current
Due to related party (Note 3)	58,820	8,440

Total liabilities	58,820	8,440

MEMBERS’ EQUITY (DEFICIT)
Membership units	3	3
Deficit	(58,813)	(8,443)

Total members’ deficit	(58,810)	(8,440)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$10	$-

The accompanying notes are an integral part of these financial statements.

Dominovas Technologies LLC
(A Development Stage Company)
STATEMENT OF OPERATIONS

			Accumulated from
			August 13, 2012
	Years ended		(date of inception) to August 31, 2013
	August 31, 2013	August 31, 2012
EXPENSES
Marketing	$50,370	$6,866	$57,236
Professional fees	-	1,577	1,577

NET AND COMPREHENSIVE LOSS	$(50,370)	$(8,443)	$(58,813)

The accompanying notes are an integral part of these financial statements.

Dominovas Technologies LLC
(A Development Stage Company)
STATEMENT OF CASH FLOWS

			Accumulated from
			August 13, 2012
	Years ended		(date of inception) to August 31, 2013
	August 31, 2013	August 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(50,370)	$(8,443)	$(58,813)
Changes in non-cash working capital items:
Due to related party	50,380	8,440	58,820
Net cash provided by (used in) operating activities	10	(3)	7

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of membership units	-	3	3
Net cash provided by financing activities	-	3	3

Change in cash	10	-	10

Cash, beginning	-	-	-
Cash, ending	$10	$-	$10

The accompanying notes are an integral part of these financial statements.

Dominovas Technologies LLC
(A Development Stage Company)
STATEMENT OF MEMBERS’ DEFICIT

	Membership units – number	Membership units – paid-in capital	Deficit	Total

August 13, 2012 (inception)	-	$-	$-	$-

Issuance of membership units	3	3	-	3
Net loss	-	-	(8,443)	(8,443)

Balance, August 31, 2012	3	3	(8,443)	(8,440)
Net loss	-	-	(50,370)	(50,370)

Balance, August 31, 2013	3	$3	$(58,813)	$(58,810)

The accompanying notes are an integral part of these financial statements.

Dominovas Technologies LLC
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
August 31, 2013

1. NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS

Dominovas Technologies LLC (the "Company") was formed on August 13, 2012 under the laws of the state of Delaware as Dominovas Energy LLC. The Company changed its name to Dominovas Technologies LLC on February 24, 2014.  The Company is the developer of utility sized fuel cell systems.

Going Concern
These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated revenues since inception and has not paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. These factors raise substantial concern about the ability of the Company to continue as going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its resource properties.

These financial statements do not include any adjustments to the classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management of the Company has undertaken steps as part of a plan with the goal of sustaining Company operations for the next twelve months and beyond. These steps include continuing efforts to raise additional capital and/or other forms of financing; and controlling overhead and expenses. There can be no assurance that any of these efforts will be successful.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
These financial statements are presented in accordance with generally accepted accounting principles in the United States ("US GAAP") and the rules and regulations of the Securities and Exchange Commission ("SEC") and are expressed in US dollars.

Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant areas of estimate include the recognition of deferred income tax assets and the measurement of financial instruments and stock bases transactions. Actual results could differ from those estimates.

Basic and Diluted Net Loss Per Share
The Company computes loss per share in accordance with ASC 260, “Earnings per Share”, which requires presentation of both basic and diluted loss per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted loss per share, the average stock price for the period issued in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted loss per share excludes all dilutive potential shares if their effect is anti-dilutive.

Fair Value of Financial Instruments
The following provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which fair value is observable:

Level 1 – fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 – fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

Level 3 – fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

These financial instruments are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment to estimation. Valuations based on unobservable inputs are highly subjective and require significant judgments. Changes in such judgments could have a material impact on fair value estimates. In addition, since estimates are as of a specific point in time, they are susceptible to material near-term changes. Changes in economic conditions may also dramatically affect the estimated fair values.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2013. The respective carrying value of certain financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include due to related parties.

Recent Accounting Pronouncements
Recent pronouncements with future effective dates are either not applicable or are not expected to be significant to the financial statements of the Company.

3. RELATED PARTY TRANSACTIONS

As of August 31, 2013, $58,820 (2012 - $8440) was due to a member of the Company. The amount is unsecured, does not bear interest and has no fixed terms of repayment.

Dominovas Technologies LLC
(A Development Stage Company)
BALANCE SHEETS

	November 30, 2013	August 31, 2013

ASSETS

Current
Cash	$207	$10

	207	10
LIABILITIES

Current
Due to related party (Note 3)	61,726	58,820

	61,726	58,820
MEMBERS’ DEFICIT
Membership units	3	3
Deficit	(61,522)	(58,813)

	(61,519)	(58,810)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$207	$10

The accompanying notes are an integral part of these financial statements

Dominovas Technologies LLC
(A Development Stage Company)
STATEMENTS OF OPERATIONS

			Accumulated from August 13, 2012 (date of inception) to
	Quarters ended
	November 30, 2013	November 30, 2012	November 30, 2013

ASSETS	$-	$-	$-

EXPENSES
Marketing	-	-	57,236
Professional fees	-	-	1,577
Travel	2,620	-	2,620
Meals	22	-	22
Office	67	-	67

NET AND COMPREHENSIVE LOSS	$(2,709)	$-	$(61,522)

The accompanying notes are an integral part of these financial statements

Dominovas Technologies LLC
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

	Quarters ended		Accumulated from August 13, 2012 (date of inception) to November 30, 2013
	November 30, 2013	November 30, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,709)	$-	$(61,522)
Changes in non-cash working capital items:
Due to related party	2,906	-	61,726
Net cash provided by (used in) operating activities	197		204

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of membership units	-	-	3
Net cash provided by financing activities	-	-	3

Change in cash	197	-	207

Cash, beginning	10	-	-
Cash, ending	$207	$-	$207

The accompanying notes are an integral part of these financial statements

Dominovas Technologies LLC
(A Development Stage Company)
STATEMENT OF MEMBERS’ DEFICIT

	Membership units – number	Membership units –paid-in capital	Deficit	Total

Balance, August 13, 2012 (inception)	-	$-	$-	$-

Issuance of membership units	3	3	-	3

Net loss	-	-	(8,443)	(8,443)

Balance, August 30, 2012	3	3	(8,443)	(8,440)

Net loss	-	-	-	-

Balance, November 30, 2012	3	3	(8,443)	(8,440)

Net loss	-	-	(50,370)	(50,370)

Balance, August 31, 2013	3	3	(58,813)	(58,810)

Net loss	-	-	(2,709)	(2,709)

Balance, November 30, 2013	3	$3	$(61,522)	$(61,519)

The accompanying notes are an integral part of these financial statements

Dominovas Technologies LLC
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
November 30, 2013

1. NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS

Dominovas Technologies LLC (the "Company") was formed on August 13, 2012 under the laws of the state of Delaware as Dominovas Energy LLC. The Company changed its name to Dominovas Technologies LLC on February 24, 2014. The Company is the developer of utility sized fuel cell systems.

Unaudited Interim Financial Statements

The unaudited interim consolidated financial statements of the Company have been prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) for interim financial information and the rules and regulations of the Securities and Exchange Commission (“SEC”). They do not include all information and footnotes required by GAAP for complete financial statements. Except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended August 31, 2013, included in the Company’s Annual Report on Form 10-K, filed with the SEC. The interim unaudited financial statements should be read in conjunction with those audited financial statements included in Form 10-K. In the opinion of management, all adjustments considered necessary for fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the six month period ended November 30, 2013 are not necessarily indicative of the results that may be expected for the year ending August 31, 2014.

2. RELATED PARTY TRANSACTIONS

As of November 30, 2013, $61,726 (August 31, 2013 - $58,820) was due to members of the Company. The amount is unsecured, does not bear interest and has no fixed terms of repayment.

Dominovas Technologies LLC
(A Development Stage Company)
BALANCE SHEETS

	November 30, 2012	August 31, 2012

ASSETS	$-	$-

LIABILITIES

Current
Due to related party (Note 3)	8,440	8,440

	8,440	8,440
MEMBERS’ DEFICIT
Membership units	3	3
Deficit	(8,443)	(8,443)

	(8,440)	(8,440)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$-	$-

The accompanying notes are an integral part of these financial statements

Dominovas Technologies LLC
(A Development Stage Company)
STATEMENTS OF OPERATIONS

	Quarter ended	Accumulated from August 13, 2012 (date of inception) to
	November 30, 2012	November 30, 2012

REVENUES	$-	$-

EXPENSES
Travel	-	6,869
Professional fees	-	1,577

NET AND COMPREHENSIVE LOSS	$-	$(8,443)

The accompanying notes are an integral part of these financial statements

Dominovas Technologies LLC
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

	Quarter ended	Accumulated from August 13, 2012 (date of inception) to
	November 30, 2013	November 30, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$-	$(8,443)
Changes in non-cash working capital items:
Due to related party	-	8,440
Net cash provided by (used in) operating activities	-	(3)

Change in cash	-	-

Cash, beginning	-	-
Cash, ending	$-	$-

The accompanying notes are an integral part of these financial statements

Dominovas Technologies LLC
(A Development Stage Company)
STATEMENT OF MEMBERS’ DEFICIT

	Membership units – number	Membership units –paid-in capital	Deficit	Total

Balance, August 13, 2012 (inception)	-	$-	$-	$-

Issuance of membership units	3	3	-	3

Net loss	-	-	(8,443)	(8,443)

Balance, August 30, 2012	3	3	(8,443)	(8,440)

Net loss	-	-	-	-

Balance, November 30, 2012	3	$3	$(8,443)	$(8,440)

The accompanying notes are an integral part of these financial statements

Dominovas Technologies LLC
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
November 30, 2013

1. NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS

Dominovas Technologies LLC (the "Company") was formed on August 13, 2012 under the laws of the state of Delaware as Dominovas Energy LLC. The Company changed its name to Dominovas Technologies LLC on February 24, 2014. The Company is the developer of utility sized fuel cell systems.

Unaudited Interim Financial Statements

The unaudited interim consolidated financial statements of the Company have been prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) for interim financial information and the rules and regulations of the Securities and Exchange Commission (“SEC”). They do not include all information and footnotes required by GAAP for complete financial statements. Except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended August 31, 2012, included in the Company’s Annual Report on Form 10-K, filed with the SEC. The interim unaudited financial statements should be read in conjunction with those audited financial statements included in Form 10-K. In the opinion of management, all adjustments considered necessary for fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three month period ended November 30, 2012 are not necessarily indicative of the results that may be expected for the year ending August 31, 2013.

2. RELATED PARTY TRANSACTIONS

As of November 30, 2012, $8,440 (August 31, 2012 - $8,440) was due to members of the Company. The amount is unsecured, does not bear interest and has no fixed terms of repayment.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Section 607.0850 of the Nevada Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the common shares being offered by this Prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

Item	Amount

SEC Registration Fee	$523
Legal Fees and Expenses*	$20,000
Accounting Fees and Expenses*	$12,500
Miscellaneous*	$5,000
Total*	$38,023

* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

Prior to this Offering, we offered and sold securities below. None of the issuances involved underwriters, underwriting discounts or commissions. We relied upon Sections 4(2) of the Securities Act of the Securities Act of 1933, as amended, and Regulation S promulgated thereunder, for the offer and sale of the securities.

We believed these exemptions were available because:

•	We are not a blank check company;

•	Sales were made to non-United States Persons; or

•	As to sales to United States Persons:

•	Sales were not made by general solicitation or advertising;

•	All certificates had restrictive legends;

•	Sales were made to persons with a pre-existing relationship to our directors or executive officers; and

•	Sales were made to investors who represented that they were accredited investors.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

•	Access to all our books and records

•	Access to all material contracts and documents relating to our operations.

•
The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access. Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business.

During the period ended November 30, 2014, the Company issued 20,000 shares at $0.25 per share for gross proceeds of $5,000.

During the period ended November 30, 2014, the Company received subscriptions of $17,500 to issue 70,000 shares at $0.25 per share. These shares were issued on February 15, 2015.

During the period ended November 30, 2014, the Company received subscriptions of $3,700 to issue 10,572 shares at $0.35 per share. These shares were issued on February 15, 2015.

On August 31, 2014, the Company issued 60,000 shares at $0.25 per share for gross proceeds of $15,000.

On June 19, 2014, the Company issued 60,000 shares at $0.25 per share to Neal Allen in an exempt private placement for gross proceeds of $15,000.

On June 2, 2014, the Company issued 8,000 shares at $0.25 per share in an exempt private placement for gross proceeds of $2,000.

On May 15, 2014, the Company issued 468,000 shares at $0.25 per share in an exempt private placement for gross proceeds of $117,000.

On February 20, 2014 Dallas Gray returned 4,495,734 shares of common stock of the Company for cancellation.

On February 20, 2014 we issued 45,000,000 shares of common stock of the Company to the Members of Dominovas Energy.

On February 13, 2014, the holders of a debenture convertible into common stock of the Company contributed such debenture to the Company without consideration. No interest or principal was paid or will be payable on such debenture, and such debenture was not converted into common stock of the Company.

On January 22, 2014 we issued 1,385,000 shares of our common stock of the Company at $0.01 per share in a private placement to 7 accredited investors.

On December 9, 2013 we issued 3,016,666 shares of common stock of the Company at $0.01 per share in a private placement to 26 accredited investors.

On December 5, 2013 we issued 2,250,000 shares of common stock of the Company to 2 directors and 2,000,000 shares to consultants.

On November 29, 2013, the Company acquired of 41% of Pro Eco Energy in exchange for 4,000,000 of the shares of common stock of the Company. On December 2, 2013, the Company acquired an additional 8.25% of Pro Eco Energy.

On November 27, 2012, the Company issued 480,000 shares of its common stock at $0.25 per share for gross proceeds of $120,000.

On November 12, 2012, the Company issued 30,769,857 shares of its common stock at $0.00125 per share for gross proceeds of $41,587.

On November 12, 2012, the Company issued 2,500,000 shares of its common stock in exchange for the conversion of $3,125 of debt.

On April 14, 2010 the stockholders approved a resolution to increase the Company's authorized share capital from 2,812,500 shares of common stock to 200,000,000 shares of common stock.

On February 16, 2010, the Company issued 100,000 shares of its common stock to Monaco Capital Inc., a Belize company, at a price per share of $0.00125 pursuant to a private placement subscription agreement.

During the period from January 1, 2010 to October 21, 2014 there were no other issuances of common stock.

Exhibit	Description

3.01	Articles of Incorporation. (attached as an exhibit to our Registration Statement on Form SB-2, filed on November 2, 2005).

3.02	Bylaws (attached as an exhibit to our Registration Statement on Form SB-2, filed on November 2, 2005).

3.03	Articles of Merger (attached as an exhibit to our current report on Form 8-K filed on June 28, 2006).

3.04	Certificate of Change dated June 8, 2006 (attached as an exhibit to our Registration Statement on Form S-1 filed on July 28, 2014).

3.05	Certificate of Change dated August 27, 2007 (attached as an exhibit to our Registration Statement on Form S-1 filed on July 28, 2014).

3.06	Articles of Merger dated August 27, 2007 (attached as an exhibit to our Registration Statement on Form S-1 filed on July 28, 2014).

3.07	Articles of Merger dated November 28, 2007 (attached as an exhibit to our Registration Statement on Form S-1 filed on July 28, 2014).

3.08	Certificate of Amendment to Articles of Incorporation filed February 24, 2014 (attached as an exhibit to our current report on Form 8-K filed on February 28, 2014)

5.01	Legal Opinion of Brunson Chandler & Jones, PLLC, Attorney (attached hereto as an exhibit to our Registration Statement on Form S-1)

10.01
Equity Purchase Agreement, dated as of February 20, 2014 among Western Standard Energy Corp., Dominovas Energy, LLC and the Members of Dominovas Energy, LLC 2014 (attached as an exhibit to our current report on Form 8-K filed on February 28, 2014).

10.02	Employment Agreement of Neal Allen dated February 20, 2014 2014 (attached as an exhibit to our current report on Form 8-K filed on February 28, 2014).

10.03	Employment Agreement of Michael Watkins dated February 20, 2014 2014 (attached as an exhibit to our current report on Form 8-K filed on February 28, 2014).

10.04	Equity Purchase Agreement between the Company and Kodiak Capital Group, LLC (attached as an exhibit to our current report on Form 8-K filed on October 21, 2014).

10.05	Registration Rights Agreement between the Company and Kodiak Capital Group, LLC (attached as an exhibit to our current report on Form 8-K filed on October 21, 2014).

10.06	Note by the Company to Kodiak Capital Group, LLC (attached as an exhibit to our Registration Statement on Form S-1, filed on November 4, 2014).

10.07	Delphi MOU (attached as an exhibit to our Registration Statement on Form S-1/A, filed on February 19, 2015).

10.08	Employment Agreement for Kerry Stewart, Executive VP Operations (attached as an exhibit to our current report on Form 8-K filed on February 13, 2015).

10.09	Employment Agreement for Dr. Shamiul Islam Executive VP Fuel Cell Operations (attached as an exhibit to our current report on Form 8-K filed on February 13, 2015).

10.10	Kodiak Capital Group Convertible Promissory Note in the amount of $165,000 (attached as an exhibit to our Registration Statement on Form S-1/A, filed on February 19, 2015).

23.01	Consent of Dale Matheson Carr-Hilton LaBonte, LLP*

23.02	Consent of Brunson Chandler & Jones, PLLC (included in Exhibit 5.01) (attached hereto as an exhibit to our Registration Statement on Form S-1)

* Filed herewith.

UNDERTAKINGS

The undersigned registrant hereby undertakes

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on April 28 , 2015.

Dominovas Energy Corporation

By:	/s/ Neal Allen
Neal Allen
Chairman, President and CEO, Principal Executive Officer

By:	/s/ Neal Allen
Neal Allen
(Principal Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Name	Title	Date

/s/ Neal Allen	Chairman, President, Chief Executive Officer, Director	April 28 , 2015
Neal Allen

/s/ Emilio De Jesus	Director	April 28 , 2015
Emilio De Jesus

/s/ Spero Plavoukos	Director	April 28 , 2015
Spero Plavoukos